UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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CABELA’S INCORPORATED
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2008

Dear Fellow Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 13, 2008, at 10:00 a.m. Mountain Time at the Holiday Inn, 664 Chase Boulevard, Sidney, Nebraska 69162.

     Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, we also will discuss our results for the past year and answer your questions.

     Beginning this year, we are pleased to take advantage of the new Securities and Exchange Commission rule that allows us to furnish proxy materials to our shareholders over the Internet. On March 31, 2008, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of March 17, 2008, which contains instructions for our shareholders’ use of this new process, including how to access our Proxy Statement and Annual Report and how to vote on the Internet. On the date of mailing of the notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the notice. These proxy materials will be available free of charge.

     The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request copies of the proxy materials to be sent to you by mail.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote on the matters presented. You may vote your proxy via the Internet. If you request a printed copy of your proxy materials, you may also vote by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

     Thank you for your continued support and interest in Cabela’s.

Sincerely,

Dennis Highby
President and Chief Executive Officer

CABELA’S INCORPORATED
ONE CABELA DRIVE
SIDNEY, NEBRASKA 69160

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2008

     The 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Cabela’s Incorporated (the “Company”) will be held at the Holiday Inn, 664 Chase Boulevard, Sidney, Nebraska 69162, on Tuesday, May 13, 2008, beginning at 10:00 a.m. Mountain Time. The purposes of the Annual Meeting are to:

1.	Elect nine directors;

2.	Approve the Company’s Performance Bonus Plan;

3.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

     Each outstanding share of the Company’s common stock entitles the holder of record at the close of business on March 17, 2008, to receive notice of, and to vote at, the Annual Meeting. Shares of the Company’s common stock can be voted at the Annual Meeting in person or by valid proxy.

     A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal offices located at One Cabela Drive, Sidney, Nebraska 69160 for ten days before the Annual Meeting between 9:00 a.m. and 5:00 p.m. Mountain Time, and at the place of the Annual Meeting during the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. This will ensure the presence of a quorum at the Annual Meeting. A website address with instructions on how to vote your proxy via the Internet is included on your Notice of Internet Availability of Proxy Materials. If you request a printed copy of your proxy materials, you may also vote by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Brent LaSure
Secretary

March 31, 2008

i

CABELA’S INCORPORATED
ONE CABELA DRIVE
SIDNEY, NEBRASKA 69160

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2008

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from the holders of shares of common stock of Cabela’s Incorporated to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 13, 2008, at 10:00 a.m. Mountain Time, at the Holiday Inn, 664 Chase Boulevard, Sidney, Nebraska 69162 (the “Annual Meeting”).

     Under rules and regulations that the Securities and Exchange Commission (the “SEC”) recently adopted, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are now furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability. Instead, the Notice of Internet Availability will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how you may submit your proxy via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

     The Notice of Internet Availability was first mailed to shareholders entitled to vote at the Annual Meeting on or about March 31, 2008.

     The terms “we,” “our,” “us,” “Cabela’s,” or the “Company” refer to Cabela’s Incorporated and its subsidiaries.

VOTING INFORMATION

     What is the purpose of the Annual Meeting?

     At the Annual Meeting, shareholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders. In addition, management will report on the performance of Cabela’s during fiscal 2007 and respond to questions from shareholders.

     Who may vote?

     You may vote at the Annual Meeting if you owned shares of our common stock at the close of business on March 17, 2008 (the “Record Date”). You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned on the Record Date. As of the Record Date, there were 66,011,696 shares of our common stock issued and outstanding.

     Who counts the votes?

     Votes at the Annual Meeting will be tabulated by a representative of Wells Fargo Shareowner Services, who will serve as the Inspector of Elections, and the results of all items voted upon will be announced at the Annual Meeting.

     Who can attend the Annual Meeting?

     All shareholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:30 a.m. Mountain Time. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee) you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

     What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting Cabela’s to conduct its business at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. A “broker non-vote” occurs if you do not provide the record holder of your shares with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you.

     What vote is required to approve each item?

     The election of directors requires a plurality of the votes cast. The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting is required for approval of the proposals to adopt our Performance Bonus Plan and to ratify the appointment of the independent registered public accounting firm.

     Abstentions are not relevant to the election of directors and will have the effect of a vote against any other proposal. A broker non-vote will not be considered entitled to vote on matters as to which the brokers withhold authority; therefore, broker non-votes are not included in the tabulation of voting results. Broker non-votes are not relevant to any of the three proposals contained in this Proxy Statement.

     If you participate in the Company’s 401(k) Savings Plan (the “401(k) Plan”) and have contributions invested in the Company’s common stock as of the Record Date, you will receive a Notice of Internet Availability prior to the Annual Meeting. This notice will contain instructions on how, via the Internet, you can direct the trustee of the 401(k) Plan to vote your shares of common stock held in the 401(k) Plan. If you request a printed copy of your proxy materials, you may also vote your shares of common stock held in the 401(k) Plan by telephone or by mail by signing, dating, and returning your proxy card in the envelope provided. If your proxy is not received by our transfer agent by May 8, 2008, your shares of common stock held in the 401(k) Plan will not be voted and will not be counted as present at the meeting.

     How do I vote?

     You can vote on a matter to come before the Annual Meeting in two ways:

  You can attend the Annual Meeting and cast your vote in person; or

  You can vote by proxy.

     Written ballots will be available at the Annual Meeting if you wish to vote at the Annual Meeting. However, if your shares are held in the name of your broker, bank, or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your shares indicating that you were the beneficial owner of the shares on the Record Date.

     If you vote by proxy, we will vote your shares according to your instructions, or if you provide no instructions, according to the recommendation of the Board.

     If you choose to vote by proxy, you may do so using the Internet, or, if you request a printed copy of your proxy materials, by telephone or by mail. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

     Via the Internet – Shareholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability. Internet voting facilities for shareholders of record are available 24 hours a day and will close at 12:00 p.m. (CDT) on May 12, 2008. If you vote via the Internet, you may incur costs such as telephone and Internet access fees for which you will be responsible. If you received a proxy card in the mail but choose to vote via the Internet, you do not need to return your proxy card.

     By Telephone – The Notice of Internet Availability includes a toll-free number you can call to request printed copies of your proxy materials. The printed proxy materials include a different toll-free number you can call for voting. Telephone voting facilities for shareholders of record are available 24 hours a day and will close at 12:00 p.m. (CDT) on May 12, 2008. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

     By Mail – Shareholders who receive a proxy card may elect to vote by mail and should complete, sign, and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of a proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

     Can I revoke my proxy?

     Yes, you can revoke your proxy if your shares are held in your name by:

  Filing a written notice of revocation with our Secretary before the Annual Meeting;

  Providing subsequent Internet or telephone instructions;

  Delivering a valid proxy card bearing a later date; or

  Voting in person at the Annual Meeting.

     Who will bear the cost of this proxy solicitation?

     We will bear the cost of solicitation of proxies. This includes the charges and expenses of preparing, assembling, and mailing the Notice of Internet Availability, Proxy Statement, and other soliciting materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our employees, who will not receive any additional compensation for any such services.

PROPOSAL ONE –
ELECTION OF DIRECTORS

     All of our directors are subject to annual election. All of the nominees currently are directors of the Company. There is no cumulative voting, and the nine nominees receiving the most votes will be elected by a plurality.

     Gerald E. Matzke, who served as a director of the Company from 1996 to May 2005, has been re-appointed by the Board as an emeritus director of the Company to serve until the next annual meeting of shareholders. As an emeritus director, the Board has provided Mr. Matzke a standing invitation to all Board and committee meetings. Mr. Matzke does not have any voting rights in his position as an emeritus director.

     Unless authority is withheld, proxies will be voted for the nominees listed and, in the event any nominee is unable to serve as a director, will be voted for any substitute nominee proposed by the Board. Information concerning each director nominee is set forth below.

     Theodore M. Armstrong, 68, has been a director since December 2004. Mr. Armstrong served as Senior Vice President-Finance and Administration and Chief Financial Officer of Angelica Corporation from 1986 to his retirement in February 2004, and as a consultant to Angelica thereafter. Angelica Corporation is a leading provider of textile rental and linen management services to the U.S. healthcare market. Mr. Armstrong also serves as a member of the board of directors, and as Chairman of the audit committee, of UMB Financial Corporation.

     Richard N. Cabela, 71, founded our Company in 1961 and has served on our Board since our incorporation in 1965. Since our founding, Mr. R. Cabela has been employed by us in an executive position and has served as our Chairman since our incorporation.

     James W. Cabela, 68, is our co-founder and has served on our Board since our 1965 incorporation. Since our incorporation, Mr. J. Cabela has been employed by us in various capacities, and was our President until July 2003. Mr. J. Cabela has been Vice Chairman since the creation of that executive position in 1996. Mr. J. Cabela is the brother of Mr. R. Cabela.

     John H. Edmondson, 64, has been a director since October 2007. Mr. Edmondson served as Chief Executive Officer and a director of West Marine, Inc., the country’s largest specialty retailer of boating supplies and accessories, from December 1998 until his retirement in January 2005. Mr. Edmondson also serves on the boards of The Vitamin Shoppe and the U.S. Coast Guard Foundation.

     John Gottschalk, 64, has been a director since July 2004. Mr. Gottschalk has served as Chairman of the Omaha World-Herald Company since 1989 and as a member of its board of directors since 1980. Mr. Gottschalk served as Chief Executive Officer of the Omaha World-Herald Company from 1989 to December 2007. The Omaha World-Herald Company publishes the Omaha World-Herald newspaper and, through its subsidiaries, owns and operates other newspapers, engages in direct marketing, and holds interests in other diversified businesses. Mr. Gottschalk also serves as a director of McCarthy Group, Pacific Mutual Holding Company, and Pacific LifeCorp.

     Dennis Highby, 59, has been our President and Chief Executive Officer and a director since July 2003. Mr. Highby has been employed by us since 1976 and held various management positions, including Merchandise Manager, Director of Merchandising, and Vice President. He held the position of Vice President from 1996 to July 2003.

     Reuben Mark, 69, has been a director since July 2004. Mr. Mark has served as Chairman of the Board of Colgate-Palmolive Company since 1986. Mr. Mark served as Chief Executive Officer of Colgate-Palmolive from 1984 to July 2007. Mr. Mark joined Colgate-Palmolive in 1963 and held a series of senior management positions in the United States and overseas before being appointed Chief Executive Officer. Mr. Mark also serves as a director of Time Warner Inc.

     Michael R. McCarthy, 56, has been a director since 1996. Mr. McCarthy has served as a director and Chairman of McCarthy Group since 1986. McCarthy Group is a private equity firm. Mr. McCarthy also serves as a director of several other companies, including Peter Kiewit Sons’, Inc., Election Systems and Software, Guild Mortgage Company, HDR, Inc., and Streck, Inc.

     Stephen P. Murray, 45, has been a director since December 2005. Mr. Murray is President and Chief Executive Officer of CCMP Capital Advisors, LLC, a private equity firm formed in August 2006 by the former buyout/growth equity investment team of JPMorgan Partners. Prior to joining JPMorgan Partners in 1989, Mr. Murray served as a Vice President with the Middle-Market Lending Division of Manufacturers Hanover. Mr. Murray also serves as a director of several other companies, including AMC Entertainment Inc., Aramark Corporation, Caremore Medical Enterprises, Generac Power Systems, Jetro Holdings, Quiznos Sub, Strongwood Insurance, Noble Environment Power, and Warner Chilcott Limited.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

     Emeritus Director

     Gerald E. Matzke, 77, has been a non-voting emeritus director since May 2005. Mr. Matzke was a director from 1996 to May 2005. Mr. Matzke was our Secretary from July 2003 to February 2005 and was our Assistant Secretary prior to that time. Mr. Matzke has been a partner with the law firm of Matzke, Mattoon & Miller since 1956. He served as a state senator in the Nebraska legislature from 1993 to 2000.

CORPORATE GOVERNANCE

     The Board has developed corporate governance practices to help it fulfill its responsibility to shareholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of shareholders. The Company’s corporate governance practices are memorialized in our Corporate Governance Guidelines (our “Governance Guidelines”) and the charters of the three committees of the Board. The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These documents are available on our website at www.cabelas.com and upon request by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     Board of Directors

     Our Board currently consists of nine members. Six of our directors are independent under the requirements set forth in the New York Stock Exchange (“NYSE”) listing standards and our Governance Guidelines. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Cabela’s. The Board has established guidelines to assist it in determining director independence, which conform to or exceed the independence requirements of the NYSE listing standards. The Board also has determined that certain relationships between Cabela’s and its directors are categorically immaterial and shall not disqualify a director or nominee from being considered independent. These independence guidelines and categorical standards are attached as Appendix A to this Proxy Statement.

     In addition to applying the independence guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board has determined that Messrs. Armstrong, Edmondson, Gottschalk, Mark, McCarthy, and Murray satisfy the NYSE independence requirements and Cabela’s independence guidelines. The Board also has determined that (i) Messrs. Armstrong, Edmondson, Mark, and Murray have no relationships with Cabela’s (other than being a director and shareholder), (ii) Mr. McCarthy has only an immaterial relationship with Cabela’s that falls within category iii. of the categorical standards adopted by the Board, and (iii) Mr. Gottschalk has only immaterial relationships with Cabela’s that fall within categories i. and ii. of the categorical standards adopted by the Board.

     During fiscal 2007, our Board held five meetings and acted by written consent five times. During fiscal 2007, all of our directors attended 80% or more of the aggregate number of Board meetings and committee meetings on which they served (during the periods for which they served as such). It is the Board’s policy to encourage directors nominated for election and remaining in office to be present at annual meetings of shareholders, unless attendance would be impracticable or constitute an undue burden on such nominee or director. All directors, except Messrs. R. Cabela and Murray, attended our 2007 annual meeting of shareholders.

     Our Governance Guidelines provide for the role of lead independent director (“Lead Director”). The Lead Director is selected by the independent directors on the Board to serve a one-year term as Lead Director. The Lead Director’s roles and responsibilities include: developing, with input from the other independent directors, the agenda for executive sessions involving only the independent directors; presiding over executive sessions involving only the independent directors and, at the request of the Chairman, other meetings of the

Board; facilitating communication between the independent directors and the Company’s management; and approving, in consultation with the Chairman and CEO, the agenda and materials for each Board meeting. The Lead Director may, in appropriate circumstances, call meetings of the independent directors and communicate with various constituencies that are involved with the Company. Mr. McCarthy currently serves as Lead Director.

     Time is allotted at the beginning of each Board meeting for an executive session involving only our independent directors. All of our non-management directors are independent. The Lead Director or, in his absence, the independent director with the most seniority on the Board who is present serves as the presiding director at each executive session.

     Committees of the Board of Directors

     The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. All committee members meet the independence requirements of the SEC and NYSE. The charters of these committees are available on our website at www.cabelas.com and upon request by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. The current Chairman and members of these committees are set forth below.

	Audit	Compensation	Nominating and Corporate
Name	Committee	Committee	Governance Committee
Theodore M. Armstrong	X		X
John H. Edmondson	X		X
John Gottschalk	Chairman		X
Reuben Mark		X	Chairman
Michael R. McCarthy		Chairman	X
Stephen P. Murray		X	X

     Audit Committee

     The Audit Committee is responsible for the oversight of our accounting, reporting, and financial control practices. The Audit Committee also reviews the qualifications of the independent registered public accounting firm, selects and engages the independent registered public accounting firm, informs our Board as to their selection and engagement, reviews the plans, fees, and results of their audits, reviews reports of management and the independent registered public accounting firm concerning our system of internal control, and considers and approves any non-audit services proposed to be performed by the independent registered public accounting firm. The Audit Committee held nine meetings during 2007.

     The Board has determined, in its business judgment, that Messrs. Armstrong, Edmondson, and Gottschalk are independent as required by the Securities and Exchange Act of 1934, as amended, the applicable listing standards of the NYSE, and our Governance Guidelines. The Board has determined that it would be desirable for all members of the Audit Committee to be “audit committee financial experts,” as that term is defined by SEC rules, to the extent they qualify for such status. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee. Based on this inquiry, the Board has determined that Messrs. Armstrong, Edmondson, and Gottschalk meet the SEC’s criteria for audit committee financial experts and that each has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

     Compensation Committee

     The Compensation Committee is responsible for the oversight of our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans, and the evaluation of our Chief Executive Officer (“CEO”) and other executive officers. The Compensation Committee held six meetings during 2007 and acted by written consent one time.

     The Compensation Committee’s specific responsibilities and duties are set forth in its charter and include:

  evaluating the performance of the CEO and other executive officers relative to performance goals and objectives approved by the Compensation Committee;

  setting the compensation of the CEO and other executive officers based upon the evaluation of performance;

  evaluating compensation plans, policies, and programs with respect to directors, executive officers, and certain key personnel; and

  granting awards of shares or options to purchase shares pursuant to the Company’s equity-based plans.

     The Compensation Committee’s charter provides that the Compensation Committee may form and delegate authority to subcommittees or delegate authority to individual Compensation Committee members in its discretion and shall review the actions of such subcommittees or individual Compensation Committee members as appropriate. The Compensation Committee also may delegate authority to fulfill certain administrative duties regarding the Company’s compensation programs to members of management, the Company’s Human Resources Department, or to third party administrators.

     Regarding most compensation matters, including executive and director compensation, our CEO provides recommendations to the Compensation Committee. During 2007, our CEO provided the Compensation Committee recommendations regarding annual base pay increases, bonus amounts, and stock option grants for our executive officers. Also during 2007, our Vice President and Chief Human Resources Officer supplied the Compensation Committee with a recommendation in connection with the Compensation Committee’s review of the compensation packages for Patrick A. Snyder, our Senior Vice President of Merchandising, Marketing, and Retail Operations, and Brian J. Linneman, our Senior Vice President of Global Supply Chain and Operations. The Compensation Committee determines the actual compensation to be received by our executive officers.

     During 2007, an executive compensation advisory firm, Denver Management Advisors, Inc., was engaged by the Compensation Committee to make recommendations regarding executive officer equity, incentive bonus, and base pay compensation for 2007.

     Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for the oversight of, and assisting our Board in, developing and recommending corporate governance practices and selecting the director nominees to stand for election at annual meetings of our shareholders. The Nominating and Corporate Governance Committee held five meetings during 2007.

     Report of the Audit Committee

     The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting practices. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for 2007, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Deloitte the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has received and reviewed the written disclosures and the letter provided by Deloitte that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Deloitte that firm’s independence from the Company.

     Based on the review and discussions referred to above, the Audit Committee (i) recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2007 for filing with the SEC, and (ii) appointed Deloitte as the Company’s independent registered public accounting firm for fiscal 2008. This report is provided by the following directors, who constitute the Audit Committee:

John Gottschalk (Chairman)
Theodore M. Armstrong
John H. Edmondson

     Communications with the Board of Directors

     Interested parties may contact an individual director, the Board as a group, or a specific Board committee or group, including the non-employee directors as a group, by writing to Board of Directors, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. Each interested party communication should specify the applicable addressee or addressees to be contacted, a statement of the type and amount of the securities of the Company that the person holds, if any, and the address, telephone number, and e-mail address, if any, of the person submitting the communication. The Board has instructed the Company’s Secretary to review all communications to the Board and to only distribute communications if appropriate to the duties and responsibilities of the Board. The Board has instructed the Company’s Secretary to not forward to the directors any interested party communications that he determines to be primarily commercial in nature, that relate to an improper or irrelevant topic, or that request general information about the Company.

     Concerns about our financial statements, accounting practices, or internal controls, or possible violations of Cabela’s Business Code of Conduct and Ethics, should be reported pursuant to the procedures outlined in Cabela’s Business Code of Conduct and Ethics, which is available on our website at www.cabelas.com, or by writing to Chairman of the Audit Committee, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     Procedures Regarding Director Candidates Recommended by Shareholders

     The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, evaluating them using criteria similar to that used to evaluate candidates recommended by others. The Nominating and Corporate Governance Committee has not established a minimum number of shares that a shareholder must own in order to present a candidate for consideration, or a minimum length of time during which the shareholder must own its shares. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee, c/o Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160, and should include a description of the qualifications of the proposed candidate. The Nominating and Corporate Governance Committee’s qualifications and specific qualities and skills required for directors are attached as Appendix B to this Proxy Statement. In addition to considering candidates suggested by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, officers, employees, and others. The Nominating and Corporate Governance Committee screens all potential candidates in a similar manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee’s review is typically based on any written materials provided with respect to the potential candidate as well as the Committee’s own investigation. The Nominating and Corporate Governance Committee determines whether the candidate meets the Company’s qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. It is the Committee’s policy to re-nominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

     The Nominating and Corporate Governance Committee also will consider whether to nominate any person nominated by a shareholder in accordance with the information and timely notice requirements set forth in Article II, Section 11 of our Amended and Restated Bylaws. You may request a copy of our Amended and Restated Bylaws by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     Business Code of Conduct and Ethics and Code of Ethics

     The Board has adopted a Business Code of Conduct and Ethics applicable to all directors, officers, and employees of the Company, which constitutes a “code of ethics” within the meaning of SEC rules. A copy of our Business Code of Conduct and Ethics is available on our website at www.cabelas.com. You also may request a copy of this document by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. We expect to disclose to shareholders any waiver of the Business Code of Conduct and Ethics for directors or executive officers by posting such information on our website at the address specified above.

EXECUTIVE OFFICERS OF THE COMPANY

     The table below sets forth certain information regarding our executive officers.

Name	Age	Position
Richard N. Cabela	71	Chairman
James W. Cabela	68	Vice Chairman
Dennis Highby	59	President and Chief Executive Officer
Patrick A. Snyder	53	Senior Vice President of Merchandising, Marketing, and Retail
		Operations
Michael Callahan	58	Senior Vice President of Business Development and
		International Operations
Brian J. Linneman	41	Senior Vice President of Global Supply Chain and Operations
Ralph W. Castner	44	Vice President and Chief Financial Officer, and Chairman of
		the Board of World’s Foremost Bank
Joseph M. Friebe	53	Vice President, and President and Chief Executive Officer of
		World’s Foremost Bank
Charles Baldwin	40	Vice President and Chief Human Resources Officer

     Patrick A. Snyder has been our Senior Vice President of Merchandising, Marketing, and Retail Operations since October 2007. From March 2007 to October 2007, Mr. Snyder was our Senior Vice President of Merchandising and Marketing. From July 2003 to March 2007, Mr. Snyder was our Senior Vice President of Merchandising. From 1996 to July 2003, he was Director of Merchandise for Clothing. Mr. Snyder joined us in 1981 as a Product Manager.

     Michael Callahan has been our Senior Vice President of Business Development and International Operations since October 2007. From March 2007 to October 2007, Mr. Callahan was our Senior Vice President of Retail Operations. From July 2003 to March 2007, Mr. Callahan was our Senior Vice President, Retail Operations and Marketing. From January 1995 to July 2003, he was Director of Merchandise for Hard Goods. He joined us as a Product Manager in 1990. Prior to joining us, Mr. Callahan was employed by Gart Brothers Sporting Goods, most recently as a Merchandise Manager.

     Brian J. Linneman has been our Senior Vice President of Global Supply Chain and Operations since October 2007. From April 2004 to October 2007, Mr. Linneman was our Vice President and Chief Operating Officer. From July 2003 to April 2004, Mr. Linneman was our Vice President of Strategic Projects & MIS. From 2002 to July 2003, he was our Director of Strategic Projects. From 1999 to 2002, he was our Corporate Logistics Manager. Prior to joining us, Mr. Linneman was employed by United Parcel Service from 1987 to 1999, most recently as a Logistics Manager in the west region.

     Ralph W. Castner has been our Vice President and Chief Financial Officer since July 2003 and Chairman of the Board of World’s Foremost Bank, our wholly-owned bank subsidiary, since March 2006. From 2000 to July 2003, Mr. Castner was our Director of Accounting and Finance and Treasurer of World’s Foremost Bank. Prior to joining us, he was employed by First Data Corporation from 1990 to 2000, most recently as a Vice President. Prior to joining First Data Corporation, Mr. Castner was a certified public accountant with the public accounting firm of Touche Ross and Company.

     Joseph M. Friebe has been a Vice President since July 2003, Chief Executive Officer of World’s Foremost Bank since June 2006, and President of World’s Foremost Bank since May 2007. From July 2003 to June 2006, Mr. Friebe was our Vice President of Direct Marketing. From March 1996 to July 2003, he was our Director of Marketing. Prior to joining us, he worked for 13 years in the direct marketing business, most recently serving as a Vice President of The Sportman’s Guide. Mr. Friebe began his career at Grant Thornton as a certified public accountant.

     Charles Baldwin has been our Vice President and Chief Human Resources Officer since October 2007. Mr. Baldwin joined us after a 20 year career with Wal-Mart Stores, Inc., with more than 10 years of experience in the human resources division. Mr. Baldwin served as Wal-Mart’s Vice President of Global Talent Management from 2005 to October 2007 and Vice President of Corporate People Development from 2001 to 2005.

     See “Proposal One - Election of Directors” for information concerning the business experience of Mr. R. Cabela, Mr. J. Cabela, and Mr. Highby.

EXECUTIVE COMPENSATION

     Throughout this Proxy Statement, our CEO and CFO, as well as the other individuals included in the Summary Compensation Table on page 20, are referred to as the “named executive officers.” In the Compensation Discussion and Analysis below, the individuals listed on page 10 as executive officers of the Company, other than Richard N. Cabela and James W. Cabela, are referred to as the “executive officers.” Information concerning our employment agreements with Richard N. Cabela and James W. Cabela can be found on page 23 under the heading “Employment Agreements.”

     Compensation Discussion and Analysis

Objectives of Our Compensation Programs

     Our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers and certain key personnel. The objectives of our compensation programs are to:

  attract, motivate, and retain superior talent;

  ensure that compensation is commensurate with our performance and shareholder returns;

  provide performance awards for the achievement of strategic objectives that are critical to our long-term growth; and

  ensure that our executive officers and certain key personnel have financial incentives to achieve sustainable growth in shareholder value.

Business Strategy

     Our business strategy for building sustainable growth in shareholder value emphasizes the following key components:

  improve our operating efficiencies;

  emphasize sustainable increases in same store sales;

  improve our inventory management;

  improve our merchandise gross margins;

  continue to open new retail stores;

  expand our direct business; and

  expand our customer loyalty programs.

Elements of Our Executive Compensation Structure

     Our compensation structure is simple and consists of two tiers of remuneration. The first tier consists of base pay and a suite of retirement, health, and welfare benefits. The second tier consists of both short- and long-term incentive compensation.

     Base pay and benefits are designed to be sufficiently competitive to attract and retain world-class executives. Executive officers enjoy the same retirement, health, and welfare benefits as our other exempt employees and are not entitled to additional benefits.

     Our short-term incentive plan provides for cash bonuses to be paid to our executive officers based on individual and corporate performance. Objectives are set on an annual basis, and they consist of milestones which will contribute to growth in shareholder value. To the extent objectives are achieved, the short-term incentive plan pays on an annual basis. Our long-term incentive plan (our 2004 Stock Plan) provides for awards of stock options, restricted stock, and other equity-based incentives. These are designed to reward executive officers for the achievement of longer-term objectives which result in an increase in shareholder value.

Reasons for the Current Incentive Plan Structure

     In 2008, we will continue to grow by adding retail stores and taking steps to increase our direct business. In addition, we will place emphasis on increasing earnings per share and same store sales. We believe this strategy will result in the creation of additional and sustainable shareholder value.

     Our short-term incentive plan for 2007 was designed to rewarded executives for achieving predetermined benchmarks in earnings per share, same store sales growth, and return on invested capital. The plan also was designed to reward executives for the achievement of various individual goals, many of which were tied to increases in operating efficiencies. The short-term incentive plan for 2007 was designed to help ensure that our executive officers pay close attention to operating efficiencies in the near term, even in the face of growth initiatives. See “Fiscal 2007 Cash Bonus Opportunities” for a discussion on actual achievement of short-term incentive goals for 2007.

     In February 2008, the Board adopted the Cabela’s Incorporated Performance Bonus Plan (the “Performance Bonus Plan”), which is being presented to our shareholders for approval at the Annual Meeting. If approved by shareholders, we expect cash bonuses for 2008 and future years to be paid to our executive officers under the Performance Bonus Plan based on the achievement of annually established individual and/or corporate performance criteria. In 2008, the Performance Bonus Plan will reward executive officers for achieving predetermined benchmarks in earnings per share and same store sales. The short-term incentive targets will once again work to ensure attention to operating efficiencies and increases in same store sales, even as we undertake growth initiatives. See “Fiscal 2008 Cash Bonus Opportunities” below for additional information.

     Awards outstanding under our long-term incentive plan currently consist of stock options. In future years, we may also make grants of restricted stock or other equity-based awards. The long-term incentive plan is designed to reward executives for increasing long-term shareholder value. This will be accomplished by the successful execution of the Company’s growth initiatives, coupled with the consistent achievement of profitability goals. The long-term incentive plan will keep executive officers focused on both revenue and profit growth, and it can potentially be a very significant source of compensation for executive officers in the long term.

How We Determine to Pay What We Pay

     Our cash compensation policy is based on:

  our long-standing philosophy of providing significant pay at risk;

  internal equity; and

  individual and corporate performance.

     In setting base pay for our executive officers, we follow a practice which dates to the Company’s inception. The Compensation Committee sets a level of base pay which is adequate to attract and retain the level of talent the Company needs, but not more. Exceptional individual and corporate performance is rewarded through the annual bonus program and is not reflected in base pay. The Compensation Committee pays close attention to internal equity when it sets pay. In particular, it takes into account the relative value of its individual executive officer positions, as well as the value of the jobs immediately below the executive officer level. Periodically, the Compensation Committee references base pay practices at public companies of a similar size to help ensure base pay remains broadly within a competitive range.

     In setting annual cash bonus opportunity, the Compensation Committee abides by the philosophy the Company has maintained since its founding. That is, cash bonuses might be equal to or in excess of base pay if individual and corporate performance reaches predetermined levels.

     Overall, our cash compensation practices reflect our long-held philosophy that annual cash compensation shall be substantially performance based.

     Our Compensation Committee takes into account several factors in determining the level of long-term incentive opportunity to grant to our executive officers. In 2007, the Compensation Committee took the following factors into account:

  individual executive officer performance;

  the effect of equity compensation grants on earnings per share;

  each executive officer’s portion of the total number of options being granted to employees in fiscal 2007; and

  the level of grants necessary to keep our executive officers focused and motivated in the coming year.

     In considering the level of option grants required to keep our executive officers focused and motivated, the Compensation Committee periodically makes reference to equity compensation practices at similar-sized public companies. However, we do not determine grants by setting them at a particular percentile of the market range.

Policy for Allocating Between Long-Term and Current Compensation

     Our policy for allocating between long-term and current compensation for our executive officers is as follows:

  We expect that in the long run the bulk of total compensation paid to executive officers will come from stock options and other equity based long-term incentives. Executive officers will only enjoy rewards to the extent they create commensurate value for shareholders. This is consistent with our philosophy of utilizing executive compensation to create sustainable growth in shareholder value.

  We recognize that to create sustainable growth in shareholder value, increases in revenue and profitability are necessary in the near term. Accordingly, it is our intention to pay very competitive annual cash bonuses, which have the potential to be equal to or greater than base pay. However, bonuses will only be paid to the extent short-term objectives are achieved or exceeded.

  Finally, we recognize that in order to attract and retain the kind of talent necessary to build shareholder value, we must pay competitive base salaries and benefits.

Benchmarking of Compensation

     Our compensation philosophy does not include an effort to pay executive officers at a particular percentile of the market range. Accordingly, we did not select a group of peer companies with an eye toward using their executive officer pay as a benchmark against which to set our compensation. As stated above, we take several factors into account in determining base pay, short-term incentive opportunity, and long-term incentive opportunity, including individual and corporate performance and internal equity.

     Nevertheless, we understand that there are competitors for executive officer talent, and we find it useful to examine their pay practices from time to time. In the course of determining cash compensation for our executive officers in 2007, we looked at publicly traded retail and catalog businesses. None of the companies in this group was a specialty provider of outdoor recreational equipment and clothing with our mix of direct and retail business. For purposes of determining long-term incentive grants, we looked at practices in a wide variety of companies, both in and outside of our industry. Data was supplied to the Compensation Committee in February 2007 by Denver Management Advisors, Inc., an executive compensation advisory firm. For the limited purpose of the analysis set forth below, the compensation paid to the executive officers of these companies is referred to as “market.”

     Our observations were as follows:

  Base pay for Messrs. Highby, Snyder, and Callahan was at or somewhat below the midpoint of the market range.

  Base pay for Messrs. Castner and Linneman was substantially below the midpoint of the market range. We also looked at companies of similar size and complexity outside of the retail and catalog industry, and determined that their base pay was below the market midpoint for all industries.

  Short-term incentive opportunity for our executive officers was above the midpoint of the market range.

  Long-term incentive opportunity for our executive officers was below the midpoint of the market range.

     After reviewing this data and taking the factors described above into account, the Compensation Committee determined to raise the base pay of Mr. Castner to $375,000 and to raise the base pay of Mr. Linneman to $325,000 effective April 1, 2007. The base pay adjustments to these two positions placed the base pay associated with these positions closer to, but not above, the midpoint of the market range.

     In February 2008, the Compensation Committee reviewed the compensation packages for Mr. Snyder and Mr. Linneman. Each of these individuals was assigned substantial new responsibilities effective as of November 2007. As a result of the assignment of these new responsibilities, the Compensation Committee determined to raise Mr. Snyder’s base compensation to $475,000 and his target bonus opportunity to $665,000. The Compensation Committee determined to raise Mr. Linneman’s base pay to $400,000 and his target bonus opportunity to $560,000.

Long-Term Incentive Opportunity – Basis for Reward and Downside Risk

     To date, the Compensation Committee has only awarded stock options under our long-term incentive plan. The Compensation Committee may consider using other equity-based incentives in the future. Options bear a relationship to the achievement of our long-term goals in that they increase in value as our stock increases in value. Our executive officers are exposed to considerable downside risk through the shares of the Company they own outright.

     The Compensation Committee carefully evaluates the cost of options it grants to its executive officers in terms of their impact on earnings per share. The Compensation Committee will continue to evaluate the cost of options and other forms of equity compensation against the benefit those vehicles are likely to yield in building sustainable growth in shareholder value.

Equity Grants and Market Timing

     We have never granted options in coordination with the release of material, non-public information, and we currently do not intend to adopt such a practice in the future. During fiscal 2007 and 2006, annual awards of stock options to our executive officers and key employees were made at the Compensation Committee’s regularly scheduled meeting in May, and we expect that future equity awards will be made at this same meeting each year. Exceptions would include grants made to key lateral hires, grants made as a result of promotions, and other extraordinary circumstances.

     We have properly accounted for all of our option grants. As a public company, we have never awarded options and set the exercise price based on any price other than the fair market value of our stock on the grant date.

Specific Forms of Compensation and the Role of Compensation Committee Discretion

     In the past, the Compensation Committee has retained the discretion to review executive officer base pay and make increases based on general performance and market norms. In addition, the Compensation Committee has retained the discretion to make long-term incentive grants based on several factors detailed in this Compensation Discussion and Analysis. The Compensation Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants without predetermined performance goals or metrics.

     The Compensation Committee retains its right to make future grants of options, restricted stock, or other equity compensation subject to performance goals. At this time, it has not been determined whether it would exercise discretion to increase or reduce the size of an award or payout if the performance goals are met, or pay all or any portion of an award or payout despite the performance goals not being met.

     Commencing in 2007, the Compensation Committee established predetermined targets and criteria for the payment of the annual short-term incentive to our executive officers. The Performance Bonus Plan specifically provides that the Compensation Committee may set performance objectives, performance criteria, and levels of bonus opportunity each year. The targets and criteria for 2007 and 2008 are spelled out more particularly below. The predetermined targets and criteria for fiscal 2007 consisted of both corporate financial objectives and individual performance goals for each executive officer. The relative weight of the corporate financial objectives as a whole and the individual performance goals as a whole was set at the beginning of the annual performance period.

     For 2007, there were three metrics which made up the corporate financial objectives. The Compensation Committee specifically reserved the right to determine the relative weight of each of these corporate financial objectives at the end of the one year performance period. The Compensation Committee intends to preserve the right to determine the relative weights of each of the metrics which make up the corporate financial objectives.

Fiscal 2007 Cash Bonus Opportunities

     In February 2007, the Compensation Committee set the targets and criteria for the fiscal 2007 cash bonus opportunities for our named executive officers pursuant to our short-term incentive plan. The following table sets forth the fiscal 2007 threshold, target, and maximum cash bonus opportunity for each of our named executive officers.

	Threshold Bonus	Target Bonus	Maximum Bonus
Dennis Highby	$1,500,000	$2,000,000	$3,000,000
Ralph W. Castner	$375,000	$500,000	$750,000
Patrick A. Snyder	$450,000	$600,000	$900,000
Michael Callahan	$450,000	$600,000	$900,000
Brian J. Linneman	$375,000	$500,000	$750,000

     For fiscal 2007, 50% of each named executive officer’s target cash bonus opportunity was based upon the achievement of corporate financial objectives relating to earnings per share, same store sales, and return on invested capital. For fiscal 2007, 30% of each named executive officer’s target cash bonus opportunity was based on earnings per share, 10% was based on same store sales, and 10% was based on return on invested capital. The corporate financial objectives for fiscal 2007 are set forth below.

Corporate Financial Objectives	Threshold	Target	Maximum
Earnings Per Share	$1.30	$1.46	$1.60
Same Store Sales	0%	2%	4%
Return on Invested Capital	11%	12%	13%

     For fiscal 2007, the Company earned $1.31 per diluted share, which exceeded the threshold level for that corporate financial objective. In fiscal 2007, the threshold levels for the corporate financial objectives of same store sales and return on invested capital were not met. Therefore, no amounts were paid to the named executive officers for those two corporate financial objectives.

     For fiscal 2007, the remaining 50% of each of our named executive officer’s target cash bonus opportunity was based upon the achievement of pre-established individual performance goals. For Mr. Highby, these goals related primarily to organizational goals, strategic initiatives, culture, and communications. For Mr. Castner, these goals related primarily to human resources, legal, investor relations, and tax goals. For Mr. Snyder, these goals related primarily to organizational goals, direct business operational goals, increasing the market share of certain products, and growing merchandise categories. For Mr. Callahan, these goals related primarily to creating a plan to increase retail segment operating margins, retail marketing goals, enhancing retail employee training, and brand marketing goals. For Mr. Linneman, these goals related primarily to strategic planning, distribution and fulfillment, and management information systems. A portion of each named executive officer’s individual goals were achieved.

     Accordingly, annual cash bonuses for the named executive officers for 2007 were paid as follows.

	Corporate
	Financial	Individual Performance	Total 2007 Annual
	Objectives Bonus	Goals Bonus	Cash Bonus
Dennis Highby	$318,750	$680,000	$998,750
Ralph W. Castner	$79,688	$170,000	$249,688
Patrick A. Snyder	$95,625	$204,000	$299,625
Michael Callahan	$95,625	$204,000	$299,625
Brian J. Linneman	$79,688	$170,000	$249,688

Fiscal 2008 Cash Bonus Opportunities

     In February 2008, the Compensation Committee set the targets and criteria for the fiscal 2008 cash bonus opportunities for our named executive officers under the Performance Bonus Plan. The following table sets forth the fiscal 2008 floor, threshold, target, and maximum cash bonus opportunity for each of our named executive officers.

	Floor Bonus	Threshold Bonus	Target Bonus	Maximum Bonus
Dennis Highby	$500,000	$1,000,000	$2,000,000	$3,000,000
Ralph W. Castner	$125,000	$250,000	$500,000	$750,000
Patrick A. Snyder	$166,250	$332,500	$665,000	$997,500
Brian J. Linneman	$140,000	$280,000	$560,000	$840,000

     As discussed under the heading “Retirement of Michael Callahan” below, Mr. Callahan has announced that he will retire as Senior Vice President of Business Development and International Operations as of May 17, 2008. Because of his retirement, Mr. Callahan will not be eligible for a fiscal 2008 bonus.

     In February 2008, the Compensation Committee determined that each named executive officer’s target cash bonus opportunity for fiscal 2008 will be based upon the achievement of corporate financial objectives relating to earnings per share and same store sales. The Compensation Committee also determined the relative weights of each of the metrics which make up the corporate financial objectives. The Compensation Committee determined that 75% of each named executive officer’s target cash bonus opportunity will be based on earnings per share and 25% will be based on same store sales. The named executive officers will receive no payment for a metric unless the Company achieves the floor corporate financial objective for that metric. In addition, the named executive officers will receive no payment for either of the corporate financial objectives unless the floor corporate financial objective for earnings per share is achieved.

     The Company’s strategic plan calls for the addition of retail stores and an increase in revenue from our direct business. We view this growth as key to the creation of sustainable long-term shareholder value. Nevertheless, we believe that growth must be profitable. Accordingly, the metrics under the 2008 Performance Bonus Plan are designed to keep our executive officers focused on short-term profitability, even as we undertake our revenue growth initiatives.

     Earnings per share has been chosen as a metric to help assure that compensation is proportional to the return on investment earned by shareholders. For purposes of the fiscal 2008 cash bonus opportunities, earnings per share will be measured on a diluted basis by dividing our net income by the sum of the weighted average number of shares outstanding during the period.

     Same store sales measure how the retail stores in our same store sales base are contributing to our total revenue. For purposes of the fiscal 2008 cash bonus opportunities, a store will be included in our same store sales base on the first day of the month following the fifteen month anniversary of its opening or expansion by more than 25%.

     Following the completion of fiscal 2008, the Compensation Committee will assess the performance of the Company for each metric to determine the fiscal 2008 cash bonuses payable to our named executive officers.

     The actual bonuses payable for fiscal 2008, if any, will vary depending on the extent to which actual Company performance meets, exceeds, or falls short of the corporate financial objectives approved by the Compensation Committee. The Compensation Committee retains discretion to make downward adjustments to the bonuses yielded by the corporate financial objectives, but cannot make upward adjustments.

How Individual Forms of Compensation are Structured and Implemented to Reflect the Named Executive Officers’ Individual Performance and Contribution

     We are engaged in a concerted strategic effort to increase revenue, profit, and operating efficiency. Our executive officers work as a team to accomplish these goals. Their base pay, annual bonus opportunity, and respective long-term incentive opportunity reflect their individual contribution to the Company and market practices. For 2007, the extent to which individual short-term incentive bonuses were paid depended on the extent to which corporate financial objectives and individual performance goals were met.

     The executive officers received option grants in May 2007 that vest over a three-year period. The amount of each individual grant reflects the Compensation Committee’s assessment of each individual’s contribution. As of the end of fiscal 2007, none of the May 2007 option grants were in the money.

Policies and Decisions Regarding Adjustment or Recovery of Awards or Payments if Relevant Performance Measures are Restated or Adjusted

     This has not occurred since we became a public company or before that time. We expect that we would take steps legally permissible to adjust or recover awards or payments in the event relevant performance measures upon which they were based were restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Impact that Amounts Received or Realizable From Previously Earned Compensation Have on Other Compensation

     We maintain no compensation plans or programs where gains from prior compensation would directly influence amounts currently earned. The only factor where gains from prior awards are considered is where the Compensation Committee determines the appropriate size of long-term incentive grants.

The Basis for a Change of Control Triggering Payment

     We have entered into agreements containing change in control severance provisions with our executive officers and certain members of senior management. Payments to our named executive officers under these agreements are strictly tied to both a change in control and termination of employment. Under these agreements, if any of our named executive officers are terminated without cause or resign for good reason within twenty-four months of certain transactions resulting in a change in control, then the employee will be entitled to receive certain severance benefits. The reasons for the change in control provisions are the same for us as in most companies in most industries. Executive officers should be free to act in the best interests of shareholders when considering a sale without undue focus on their own job security. Additional information concerning these agreements and the potential payments due under these agreements can be found below in the section titled “Management Change of Control Severance Agreements.”

Impact of Accounting and Tax Treatment on Various Forms of Compensation

     We take the impact of accounting and tax treatment on each particular form of compensation into account. Our incentive payments are designed so that they are deductible under Section 162(m) of the Internal Revenue Code, and our Management Change of Control Severance Agreements allow for a tax “gross-up” in the event there is a change in control, termination of employment, and excise taxes pursuant to 280G and related sections of the Code. The Performance Bonus Plan specifically provides that the Compensation

Committee can take action which it deems necessary or appropriate to avoid or limit the imposition of an additional tax which could be imposed under Section 409A of the Internal Revenue Code. We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we expect to take the accounting treatment into account.

Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities

     Since a significant ownership stake in the Company by its directors and executive officers leads to a stronger alignment of interests with shareholders, the Board has established minimum stock ownership and retention guidelines that apply to non-employee directors and executive officers.

  Non-employee directors are required to own Company stock equal in value to three times their annual cash retainer for Board service (any annual cash retainers for service as a Board Committee Chairman or member, or for service as Lead Director, are not factored into this calculation).

  The Chief Executive Officer is required to own stock equal in value to five times his base pay.

  Senior Vice Presidents and the Chief Financial Officer are required to own stock equal in value to three times their annual base pay.

  All other executive officers are required to own stock equal in value to two times their annual base salary.

     Non-employee directors have until five years after election or appointment as a non-employee director to attain these ownership levels.

     Executive officers have until five years after appointment as an executive officer to obtain 50 percent of these stock ownership levels, and until ten years after appointment as an executive officer to obtain 100 percent of these stock ownership levels.

     Until such time as a non-employee director or executive officer satisfies the stock ownership guidelines, the non-employee director or executive officer is required to hold 100 percent of the shares received upon the exercise of stock options and upon the vesting of any restricted stock, in each case net of the shares sold to pay the exercise price and any taxes due upon exercise or vesting.

     An exception may be made in the case of a non-employee director. Upon the request of a non-employee director, the Board will consider if modification of the stock ownership and retention guidelines for the non-employee director is appropriate in view of the non-employee director’s personal circumstances.

     Our executive officers are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price.

The Role of Executive Officers in Determining Compensation

     In February 2007, our CEO (i) provided the Compensation Committee his assessment of the performance of our executive officers in fiscal 2006, (ii) made a recommendation to the Compensation Committee regarding executive officer base pay increases for fiscal 2007, and (iii) made a recommendation to the Compensation Committee regarding corporate financial objectives and individual performance goals for executive officers under the 2007 short-term incentive plan.

     In May 2007, our CEO made a recommendation to the Compensation Committee regarding executive officer stock option grants for fiscal 2007.

     In July 2007 and October 2007, our CEO made recommendations to the Compensation Committee regarding compensation packages for new executive officers.

     In December 2007, our Vice President and Chief Human Resources Officer provided the Compensation Committee with a recommendation in connection with the Compensation Committee’s review of the compensation packages for Messrs. Snyder and Linneman.

     In February 2008, our CEO (i) provided the Compensation Committee his assessment of the performance of our executive officers in fiscal 2007, (ii) made a recommendation to the Compensation Committee regarding executive officer base pay increases for fiscal 2008, and (iii) made a recommendation to the Compensation Committee regarding performance criteria for executive officers under the Performance Bonus Plan for 2008.

     The Compensation Committee considered the above information, among other things, when making executive officer compensation decisions in fiscal 2007 and the beginning of fiscal 2008. Although the Compensation Committee considers information and recommendations presented by executive officers, it makes executive officer compensation decisions independent of the Company’s management. Other than the information supplied above, no other executive officers played a role in determining executive officer compensation in fiscal 2007 and the beginning of fiscal 2008.

Retirement of Michael Callahan

     As previously announced, Michael Callahan will retire as Senior Vice President of Business Development and International Operations as of May 17, 2008. At our request, Mr. Callahan has agreed to be a consultant for no less than 24 months and up to 30 months following his retirement. Under the terms of a Retirement Transition and Consulting Agreement, upon his retirement, we have agreed to pay Mr. Callahan a monthly consulting fee of $60,798 and various other one-time fees totaling $99,074. In addition, 3,670 unvested options that Mr. Callahan has been granted pursuant to our 2004 Stock Plan will become vested upon Mr. Callahan’s retirement. We entered into the Retirement Transition and Consulting Agreement to facilitate a smooth and orderly transition of Mr. Callahan’s duties and responsibilities upon his retirement, and to assure access to Mr. Callahan’s unique and valuable services following his retirement. Mr. Callahan has agreed to not compete with us during the time he is serving as a consultant.

     Compensation Committee Report

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

     The foregoing Compensation Committee Report for 2007 is provided by the undersigned members of the Compensation Committee.

Michael R. McCarthy (Chairman) Reuben Mark Stephen P. Murray

     Summary Compensation Table

     The following table summarizes the total compensation earned by each of our named executive officers for the fiscal year ended December 29, 2007.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)	($)(3)	($)	($)(4)	($)(5)	($)
Dennis Highby,	2007	$691,320	$999,550	—	$253,586	—	—	$13,000	$1,957,456
President and Chief	2006	$665,450	$1,825,500	—	$373,932	—	$2,157	$13,000	$2,880,039
Executive Officer
Ralph W. Castner,	2007	$362,796	$255,488	—	$110,801	—	—	$8,000	$737,085
Vice President and Chief	2006	$319,630	$463,000	—	$110,019	—	$18,918	$8,000	$919,567
Financial Officer, and
Chairman of the Board of
World’s Foremost Bank
Patrick A. Snyder,	2007	$426,139	$300,425	—	$108,489	—	—	$13,000	$848,053
Senior Vice President of	2006	$410,192	$550,500	—	$68,027	—	$615	$13,000	$1,042,334
Merchandising, Marketing,
and Retail Operations
Michael Callahan,	2007	$436,061	$300,425	—	$108,489	—	—	$13,000	$857,975
Senior Vice President of	2006	$418,540	$550,500	—	$68,027	—	$580	$13,000	$1,050,647
Business Development and
International Operations
Brian J. Linneman,	2007	$311,951	$255,488	—	$110,141	—	—	$8,000	$685,580
Senior Vice President of	2006	$266,358	$463,000	—	$100,121	—	$410	$8,000	$837,889
Global Supply Chain
and Operations
____________________

(1)	For Mr. Callahan only, for 2007 and 2006 includes $9,922 and $8,348, respectively, of vacation sold back to the Company at 75% of value in accordance with the Company’s standard vacation policy.

(2)	For 2007 and 2006, for each of the named executive officers, includes bonuses paid under our short-term cash incentive plan and a $300 Christmas bonus. For 2007, includes the following 401(k) Plan matching contributions paid outside the plan due to plan contribution limits: Mr. Highby, $500; Mr. Castner, $5,500; Mr. Snyder, $500; Mr. Callahan, $500; and Mr. Linneman, $5,500. For 2006, includes the following 401(k) Plan matching contributions paid outside the plan due to plan contribution limits: Mr. Highby, $200; Mr. Castner, $5,200; Mr. Snyder, $200; Mr. Callahan, $200; and Mr. Linneman, $5,200.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), and thus includes amounts from awards granted in the current year and prior years. Refer to Note 18 “Stock Based Compensation and Stock Option Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 27, 2008, for the relevant assumptions used to determine the valuation of our option awards.

(4)	Consists of above-market interest on deferred compensation. Effective January 1, 2007, the Company’s deferred compensation plan was amended to provide that the Company shall not pay any above-market interest on deferred compensation amounts to any of the Company’s named executive officers.

(5)	Consists of 401(k) Plan matching contributions for each of the named executive officers.

     Grants of Plan-Based Awards

     The following table sets forth, as to our named executive officers, information concerning stock options granted during the fiscal year ended December 29, 2007.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Number of	Number of		Fair Value
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Securities	Exercise or	of Stock
		Awards			Awards			Stock or	Underlying	Base Price of	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Option Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Dennis Highby	05/15/07	—	—	—	—	—	—	—	100,000	$22.37	$787,790
Ralph W. Castner	05/15/07	—	—	—	—	—	—	—	35,000	$22.37	$275,727
Patrick A. Snyder	05/15/07	—	—	—	—	—	—	—	35,000	$22.37	$275,727
Michael Callahan	05/15/07	—	—	—	—	—	—	—	35,000	$22.37	$275,727
Brian J. Linneman	05/15/07	—	—	—	—	—	—	—	35,000	$22.37	$275,727

     Outstanding Equity Awards at Fiscal Year-End

     The following table sets forth outstanding stock option awards classified as exercisable or unexercisable for each of our named executive officers as of December 29, 2007.

	Option Awards						Stock Awards
										Equity
				Equity					Equity	Incentive
				Incentive					Incentive	Plan Awards:
				Plan					Plan Awards:	Market or
	Number			Awards:				Market	Number of	Payout Value
	of	Number of		Number of			Number	Value of	Unearned	of Unearned
	Securities	Securities		Securities			of Shares	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			or Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable (1)		(#)	($)	Date	(#)	($)	(#)	($)
Dennis Highby	143,130	95,420	(4)	—	$20.00	05/01/2014
	40,000	—		—	$20.00	04/14/2015
	8,000	32,000		—	$19.35	05/09/2016	—	—	—	—
		100,000	(5)	—	$22.37	05/15/2015
Ralph W. Castner	14,680	14,680	(2)	—	$ 5.76	07/13/2010
	18,960	23,596	(2)	—	$ 9.13	07/27/2011
	14,070	9,434	(2)	—	$ 9.13	07/27/2011
	22,020	7,340	(3)	—	$11.20	07/24/2008
	22,020	14,680	(4)	—	$13.34	05/01/2014	—	—	—	—
	4,404	2,936	(4)	—	$20.00	05/01/2014
	20,000	—		—	$20.00	04/14/2015
	5,500	22,000		—	$19.35	05/09/2016
		35,000	(5)	—	$22.37	05/15/2015
Patrick A. Snyder	14,680	14,680	(3)	—	$11.20	07/24/2008
	11,010	7,340	(4)	—	$13.34	05/01/2014
	20,000	—		—	$20.00	04/14/2015	—	—	—	—
	5,500	22,000		—	$19.35	05/09/2016
		35,000	(5)	—	$22.37	05/15/2015
Michael Callahan	58,720	14,680	(3)	—	$11.20	07/24/2008
	11,010	7,340	(4)	—	$13.34	05/01/2014
	20,000	—		—	$20.00	04/14/2015	—	—	—	—
	5,500	22,000		—	$19.35	05/09/2016
		35,000	(5)	—	$22.37	05/15/2015
Brian J. Linneman	5,505	3,670	(2)	—	$ 5.76	07/13/2010
	5,505	5,505	(2)	—	$ 9.13	07/27/2011
	16,515	22,020	(2)	—	$10.11	07/02/2012
	22,020	7,340	(3)	—	$11.20	07/24/2008
	22,020	14,680	(4)	—	$13.34	05/01/2014	—	—	—	—
	20,000	—		—	$20.00	04/14/2015
	5,500	22,000		—	$19.35	05/09/2016
		35,000	(5)	—	$22.37	05/15/2015
____________________

(1)	Unless otherwise indicated by footnote, all options listed above vest at a rate of 20% per year on the anniversary date of grant and have a ten-year term.

(2)	Options vest at a rate of 10% per year beginning on the date of grant and an additional 10% each January 1st thereafter.

(3)	Options vest at a rate of 20% per year beginning on January 1, 2004, and have a five-year term.

(4)	Options vest at a rate of 20% per year beginning on January 1, 2005, and have a ten-year term.

(5)	Options vest in three equal annual installments beginning on May 15, 2008, and have an eight-year term.

     Option Exercises and Stock Vested

     None of our named executive officers exercised any stock options during the fiscal year ended December 29, 2007.

     Nonqualified Deferred Compensation

     The following table sets forth earnings, distributions, and balances for each of our named executive officers under our nonqualified deferred compensation plan for the fiscal year ended December 29, 2007. Our nonqualified deferred compensation plan was frozen as of December 31, 2004, and no new money is allowed to be contributed to the plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
Dennis Highby	—	—	—	—	—
Ralph W. Castner	—	—	$28,906	$34,453	$507,477
Patrick A. Snyder	—	—	$36	—	$650
Michael Callahan	—	—	—	—	—
Brian J. Linneman	—	—	$121	—	$2,183

     Equity Compensation Plan Information as of Fiscal Year-End

     The following table summarizes, as of fiscal year-end 2007, information about our compensation plans under which equity securities of the Company are authorized for issuance.

	Number of	Weighted-	Number
	Securities	Average	of Securities
	to be Issued	Exercise Price	Remaining Available
	Upon Exercise	of	for Future Issuance
	of Outstanding	Outstanding	Under Equity
Plan Category	Options	Options	Compensation Plans
Equity compensation plans approved by security holders	5,312,444	$16.28	3,974,472 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	5,312,444	$16.28	3,974,472 (1)
____________________

(1)	Of these shares, 1,445,276 remain available for future issuance under our Employee Stock Purchase Plan and 2,529,196 remain available for future issuance under our 2004 Stock Plan.

     Employment Agreements

     In January 2004, we entered into an employment agreement with Mr. R. Cabela. Mr. R. Cabela agreed to serve in the executive position of Chairman of our Company. Under the employment agreement, Mr. R. Cabela currently receives an annual base salary of $283,184 and is precluded from participating in any of our incentive compensation programs. We may terminate Mr. R. Cabela’s employment agreement without cause upon 180 days written notice. We may terminate Mr. R. Cabela’s employment agreement at any time for cause. Mr. R. Cabela may terminate his employment agreement upon 90 days written notice. We are required to pay Mr. R. Cabela his base salary through the effective date of any termination of his employment agreement. The employment agreement prohibits Mr. R. Cabela from competing with us for a period of twelve months following the termination of the employment agreement for any reason. Mr. R. Cabela has assigned to us exclusive rights in and to any intellectual property developed by him during his employment with us in the scope of our actual or anticipated business operations or that relates to any of our actual or anticipated products or services. We are required to provide Mr. R. Cabela with statutory indemnification to the fullest extent provided by law for any claims asserted against him relating to his service as an officer or director of the Company.

     In January 2004, we entered into an employment agreement with Mr. J. Cabela. Mr. J. Cabela agreed to serve in the executive position of Vice Chairman of our Company. Under the employment agreement, Mr. J. Cabela currently receives an annual base salary of $288,963 and is precluded from participating in any of our incentive compensation programs. We may terminate Mr. J. Cabela’s employment agreement without cause upon 180 days written notice. We may terminate Mr. J. Cabela’s employment agreement at any time for cause. Mr. J. Cabela may terminate his employment agreement upon 90 days written notice. We are required to pay Mr. J. Cabela his base salary through the effective date of any termination of his employment agreement. The employment agreement prohibits Mr. J. Cabela from competing with us for a period of twelve months following the termination of the employment agreement for any reason. Mr. J. Cabela has assigned to us exclusive rights in and to any intellectual property developed by him during his employment with us in the scope of our actual or anticipated business operations or that relates to any of our actual or anticipated products or services. We are required to provide Mr. J. Cabela with statutory indemnification to the fullest extent provided by law for any claims asserted against him relating to his service as an officer or director of the Company.

     Potential Payments Upon Termination or Change in Control

Management Change of Control Severance Agreements

     We have entered into agreements containing change in control severance provisions with our named executive officers. The terms of these agreements are the same for each of our named executive officers. A copy of the form used for these agreements is filed as Exhibit 10.19 to our Registration Statement on Form S-1 filed on March 23, 2004. Under these agreements, if any of our named executive officers are terminated without cause or resign for good reason within twenty-four months of certain transactions resulting in a change in control, then they would be entitled to receive severance benefits equal to two years’ base salary and bonus, payable in a lump sum, and insurance benefits. The bonus element would be equal to the average of the last two incentive bonuses paid. The insurance benefits for each executive and his dependents would be equal to eighteen months coverage for health and dental insurance and twenty-four months coverage for life and disability insurance. Severance benefits are not payable if employment is terminated due to disability, retirement, or death.

     Each of these agreements also provides that to the extent any of the payments under the agreements would exceed the limitation of Section 280G of the Internal Revenue Code, or the Code, such that an excise tax would be imposed under Section 4999 of the Code, the executive would receive an additional “gross-up” payment to indemnify him for the effect of such excise tax. In addition, any unvested stock options owned by such an executive, that did not vest upon the change in control pursuant to the terms of the applicable plan, would become fully vested and any non-competition and non-solicitation agreements we have with such an executive would automatically terminate. All confidentiality provisions, however, would remain in place.

     Generally, pursuant to these agreements, a “change in control” is deemed to occur upon:

  any acquisition (other than directly from the Company) of more than 50% of the combined voting power of the Company’s then outstanding voting securities by any “person” as defined in the Securities Exchange Act of 1934;

  the consummation of a sale or other disposition of all or substantially all of the assets of the Company, except for a sale after which the Board does not change;

  any merger, consolidation, or reorganization of the Company, unless the prior shareholders continue to own at least 51% of the outstanding equity interests of the Company;

  a complete liquidation or dissolution of the Company; or

  election of a Board at least a majority of which is not made up of directors as of the date of the change of control agreements or individuals approved by such directors.

     Generally, pursuant to these agreements, “good reason” is deemed to exist when there is a:

  material modification of the executive’s responsibilities, title, authority, or reporting responsibilities;

  material reduction in the executive’s base salary or the potential benefits available to the executive under the Company’s incentive compensation agreements;

  failure by the Company to continue to provide benefits substantially similar to those enjoyed by the executive prior to the change in control under the Company’s employee benefit, life insurance, medical, health and accident, or disability plans; or

  change in the executive’s principal place of employment by a distance in excess of 100 miles.

     Generally, pursuant to these agreements, “cause” includes:

  the executive being charged with a felony;

  fraud, embezzlement, or theft by the executive relating to the Company;

  gross negligence (i.e., actions in bad faith, not merely an error in judgment) of the executive which is materially detrimental to the Company’s business; or

  failure by the executive to fulfill his duties as an employee of the Company that have not been remedied within 30 days after written notice of such failure or repeated failure to fulfill the same duties after having received two notifications regarding such failure from the Company.

     If a change in control were to take place as of December 28, 2007, and these executives are terminated without cause or resign for good reason as of such date, the estimated severance payments and benefits that would be provided are as follows.

		Value of	Value of	Maximum
		18 Months	24 Months	Value of
		Coverage	Coverage for	Accelerated
	Lump	for Health	Life and	Vesting
	Sum Cash	and Dental	Disability	of Stock	Gross-up
	Payment	Insurance	Insurance	Options	Payment	Total
Name	($)	($)(1)	($)(1)	($)(2)	($)	($)
Dennis Highby	$4,857,640	$17,822	$1,174	—	—	$4,876,636
Ralph W. Castner	$1,598,092	$17,822	$1,174	$367,844	—	$1,984,932
Patrick A. Snyder	$1,902,278	$17,822	$1,174	$ 63,564	—	$1,984,838
Michael Callahan	$1,902,278	$17,822	$1,174	$ 63,564	—	$1,984,838
Brian J. Linneman	$1,496,402	$17,822	$1,174	$215,521	—	$1,730,919
__________________

(1)	The health, dental, life, and disability insurance payments are calculated based on the current per employee pro rata costs accrued each month and any premiums payable to third party carriers.

(2)	The maximum value of accelerated vesting of stock options was calculated by multiplying the number of shares underlying unvested options by the closing price of our common stock as of December 28, 2007, and then deducting the aggregate exercise price.

1997 Stock Option Plan and 2004 Stock Plan

     In addition to our management change of control severance agreements, we have granted stock options to our named executive officers under our 1997 Stock Option Plan (the “1997 Plan”) and our 2004 Stock Plan. The 1997 Plan and 2004 Stock Plan both contain certain change in control provisions. In the event of a change in control, the change in control provisions contained in these plans would operate independently of those contained in our management change of control severance agreements described above. If cash payments were made or option vesting was accelerated under these plans as described below, our named executive officers would not receive the value of accelerated vesting of stock options listed in the table above under their management change of control severance agreements. In other words, the cash payments or accelerated vesting of stock options described below would be in lieu of the value of accelerated vesting of stock options listed in the table above.

     1997 Stock Option Plan. In the event of a change in control (as defined in the 1997 Plan), each outstanding option under the 1997 Plan would be canceled in return for a cash payment per share of common stock subject to that option (whether or not the option is otherwise at that time vested and exercisable for all the option shares) equal to the highest price per share paid for our common stock in effecting that change in control less the option exercise price payable per share under the canceled option. If a change in control were to take place as of December 28, 2007, the cash payment to each named executive officer for each outstanding option granted under the 1997 Plan would be as follows using the closing price of our common stock on such date.

	1997 Stock Option Plan
	Number of
	Securities
	Underlying	Closing Price of	Option
	Outstanding	Common Stock	Exercise	Cash Payment	Option
	Options	on Dec. 28, 2007	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Dennis Highby	—	—	—	—	—
Ralph W. Castner	29,360	$14.80	$ 5.76	$265,414	07/13/2010
	42,556	$14.80	$ 9.13	$241,293	07/27/2011
	23,504	$14.80	$ 9.13	$133,268	07/27/2011
	29,360	$14.80	$11.20	$105,696	07/24/2008
Patrick A. Snyder	29,360	$14.80	$11.20	$105,696	07/24/2008
Michael Callahan	73,400	$14.80	$11.20	$264,240	07/24/2008
Brian J. Linneman	9,175	$14.80	$ 5.76	$ 82,942	07/13/2010
	11,010	$14.80	$ 9.13	$ 62,427	07/27/2011
	38,535	$14.80	$10.11	$180,729	07/02/2012
	29,360	$14.80	$11.20	$105,696	07/24/2008

     However, such cash payments would not occur if in the good faith discretion of the Compensation Committee those options are to be honored or assumed by the acquiring company or new rights substituted therefore to acquire fully-vested, publicly-traded securities of the acquiring company or its corporate parent at an exercise price per share which preserves the economic value of each such option immediately prior to the change in control.

     2004 Stock Plan. In the event of a change in control (as defined in the 2004 Stock Plan), each outstanding option under the 2004 Stock Plan would become fully vested and exercisable or, at the discretion of the Compensation Committee, each outstanding option (whether or not the option is otherwise at that time vested and exercisable for all the option shares) would be canceled in exchange for a payment in cash equal to the product of (i) the excess of the change in control price over the exercise price, and (ii) the number of shares of common stock covered by such option. If a change in control were to take place as of December 28, 2007, the maximum value of accelerated vesting of stock options granted under the 2004 Stock Plan would be as follows using the closing price of our common stock on such date.

	2004 Stock Plan
	Number of
	Securities			Maximum Value of
	Underlying	Closing Price of	Option	Accelerated Vesting
	Unexercisable	Common Stock	Exercise	of Stock Options	Option
	Options	on Dec. 28, 2007	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Dennis Highby	95,420	$14.80	$20.00	—	05/01/2014
	32,000	$14.80	$19.35	—	05/09/2016
	100,000	$14.80	$22.37	—	05/15/2015
Ralph W. Castner	14,680	$14.80	$13.34	$21,433	05/01/2014
	2,936	$14.80	$20.00	—	05/01/2014
	22,000	$14.80	$19.35	—	05/09/2016
	35,000	$14.80	$22.37	—	05/15/2015
Patrick A. Snyder	7,340	$14.80	$13.34	$10,716	05/01/2014
	22,000	$14.80	$19.35	—	05/09/2016
	35,000	$14.80	$22.37	—	05/15/2015
Michael Callahan	7,340	$14.80	$13.34	$10,716	05/01/2014
	22,000	$14.80	$19.35	—	05/09/2016
	35,000	$14.80	$22.37	—	05/15/2015
Brian J. Linneman	14,680	$14.80	$13.34	$21,433	05/01/2014
	22,000	$14.80	$19.35	—	05/09/2016
	35,000	$14.80	$22.37	—	05/15/2015

     In the event the Compensation Committee selected the cash payment option, the cash payment to each named executive officer for each outstanding option granted under the 2004 Stock Plan would be as follows using the closing price of our common stock on December 28, 2007.

	2004 Stock Plan
	Number of
	Securities
	Underlying	Closing Price of	Option
	Outstanding	Common Stock	Exercise	Cash Payment	Option
	Options	on Dec. 28, 2007	Price	($)(2) minus	Expiration
Name	(#)(1)	($)(2)	($)(3)	(3) times (1)	Date
Dennis Highby	238,550	$14.80	$20.00	—	05/01/2014
	40,000	$14.80	$20.00	—	04/14/2015
	40,000	$14.80	$19.35	—	05/09/2016
	100,000	$14.80	$22.37	—	05/15/2015
Ralph W. Castner	36,700	$14.80	$13.34	$53,582	05/01/2014
	7,340	$14.80	$20.00	—	05/01/2014
	20,000	$14.80	$20.00	—	04/14/2015
	27,500	$14.80	$19.35	—	05/09/2016
	35,000	$14.80	$22.37	—	05/15/2015
Patrick A. Snyder	18,350	$14.80	$13.34	$26,791	05/01/2014
	20,000	$14.80	$20.00	—	04/14/2015
	27,500	$14.80	$19.35	—	05/09/2016
	35,000	$14.80	$22.37	—	05/15/2015
Michael Callahan	18,350	$14.80	$13.34	$26,791	05/01/2014
	20,000	$14.80	$20.00	—	04/14/2015
	27,500	$14.80	$19.35	—	05/09/2016
	35,000	$14.80	$22.37	—	05/15/2015
Brian J. Linneman	36,700	$14.80	$13.34	$53,582	05/01/2014
	20,000	$14.80	$20.00	—	04/14/2015
	27,500	$14.80	$19.35	—	05/09/2016
	35,000	$14.80	$22.37	—	05/15/2015

     Notwithstanding the foregoing, if the Compensation Committee determined before the change in control that all outstanding awards of options would be honored or assumed by the acquirer, or alternative awards with equal or better terms would be made available, such outstanding awards of options would not be canceled, their vesting and exercisability would not be accelerated, and there would be no payment in exchange for such awards.

DIRECTOR COMPENSATION

     During 2007, we paid our non-employee directors an annual retainer of $35,000 and a fee of $2,500 for each Board meeting attended ($1,000 for meetings attended by telephone). We also paid the Lead Director an annual retainer of $10,000, the Chairman of the Audit Committee an annual retainer of $15,000, the Chairman of the Compensation Committee an annual retainer of $10,000, and the Chairman of the Nominating and Corporate Governance Committee an annual retainer of $10,000. In addition, each member of the Audit Committee (including the Chairman) was paid an annual retainer of $15,000, each member of the Compensation Committee (including the Chairman) was paid an annual retainer of $10,000, and each member of the Nominating and Corporate Governance Committee (including the Chairman) was paid an annual retainer of $10,000. Directors who are employees of the Company receive no compensation for their service as directors.

     We promptly reimburse all non-employee directors for reasonable expenses incurred to attend Board meetings. In addition, non-employee directors are eligible to receive option grants under our 2004 Stock Plan. Under this plan, each of our non-employee directors is automatically granted an initial option to purchase 2,000 shares of our common stock upon the date the non-employee director first joins our Board. In addition, subject to certain restrictions in the plan, each non-employee director also will be automatically granted an annual option to purchase 2,000 shares of our common stock on the date immediately following our annual meeting of shareholders. The exercise price for each of these options will be the fair market value of the stock underlying the option on the date of the grant. The initial and annual option grants to non-employee directors vest on the first anniversary of the grant date.

     As an emeritus director, Mr. Matzke receives an annual retainer of $35,000. Mr. Matzke is reimbursed for his travel expenses to attend Board and committee meetings, and is entitled to indemnification in his role as an emeritus director.

     The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 29, 2007.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
(1)	($)(2)	($)	($)(3)	($)	($)	($)	($)
Theodore M. Armstrong	$98,940	—	$17,219	—	—	—	$116,159
John H. Edmondson	$18,008	—	$3,731				$21,739
John Gottschalk	$87,500	—	$17,219	—	—	—	$104,719
Reuben Mark	$79,969	—	$17,219	—	—	—	$97,188
Gerald E. Matzke
(emeritus director)	$35,000	—	—	—	—	—	$35,000
Michael R. McCarthy	$107,500	—	$17,219	—	—	—	$124,719
Stephen P. Murray	$66,000	—	$9,873	—	—	—	$75,873
____________________

(1)	Richard N. Cabela, the Company’s executive Chairman, James W. Cabela, the Company’s executive Vice Chairman, and Dennis Highby, the Company’s President and Chief Executive Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation received by Mr. Highby as an employee of the Company is shown in the Summary Compensation Table on page 20. Compensation received by Messrs. R. Cabela and J. Cabela is not required to be presented in the Summary Compensation Table pursuant to the rules of the SEC because neither served as the Company’s principal executive officer or principal financial officer, or was one of the Company’s other three most highly compensated executive officers, at any time during fiscal 2007.

(2)	The amount shown is the amount earned during fiscal 2007 by our non-employee directors. Our non-employee directors are paid annual retainer amounts in four quarterly installments. These installments are paid at the beginning of each quarter. Fees earned for meeting attendance during a quarter are paid at the beginning of the following quarter. The amount shown includes $20,000 for each of Messrs. Armstrong and McCarthy for fees earned as a director of World’s Foremost Bank, our wholly-owned bank subsidiary.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123R, and thus includes amounts from awards granted in and prior to fiscal 2007. Refer to Note 18 “Stock Based Compensation and Stock Option Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 27, 2008, for the relevant assumptions used to determine the valuation of our option awards. The grant date fair value of each stock option award granted to Messrs. Armstrong, Gottschalk, Mark, McCarthy, and Murray in fiscal 2007 was $15,712. The grant date fair value of the stock option award granted to Mr. Edmondson in fiscal 2007 was $16,454. As of December 29, 2007, each director had the following number of stock options outstanding: Mr. Armstrong, 6,000; Mr. Edmondson, 2,000; Mr. Gottschalk, 8,000; Mr. Mark, 8,000; Mr. Matzke (emeritus director), 9,340; Mr. McCarthy, 13,340; and Mr. Murray, 4,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 17, 2008 (except as noted below), the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and named executive officer, and by all directors and executive officers as a group.

     Except as otherwise noted below, the address for those individuals for which an address is not otherwise indicated is c/o Cabela’s, One Cabela Drive, Sidney, Nebraska 69160.

     We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes to the table below, we believe that the beneficial owners of the common stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 66,011,696 shares of common stock outstanding as of March 17, 2008.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock as to which the person has the right to acquire beneficial ownership within 60 days of March 17, 2008, through the exercise of any option, conversion rights, or other rights. We did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.

	Number of Shares	Percentage of Shares
	of Common Stock	of Common Stock
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% Shareholders
Richard N. Cabela (1)	9,640,780	14.60%
Mary A. Cabela (2)	9,628,200	14.59%
James W. Cabela (3)	11,726,260	17.76%
HBK Investments L.P. (4)	6,200,000	9.39%
Wallace R. Weitz & Company (5)	3,912,865	5.93%
McCarthy Group, LLC (6)	3,589,471	5.44%
Directors and Named Executive Officers
Dennis Highby (7)	978,258	1.48%
Patrick A. Snyder (8)	337,598	*
Michael Callahan (9)	422,429	*
Brian J. Linneman (10)	174,919	*
Ralph W. Castner (11)	274,798	*
Theodore M. Armstrong (12)	13,000	*
John. H. Edmondson (13)	4,500	*
John Gottschalk (14)	215,711	*
Reuben Mark (15)	28,000	*
Gerald E. Matzke (emeritus director) (16)	33,195	*
Michael R. McCarthy (17)	3,693,826	5.59%
Stephen P. Murray (18)	39,600	*
All Directors and Executive Officers
(15 persons) (19)	27,653,077	41.33%

____________________

*Less than 1% of total.

(1)	Includes (a) 8,576,358 shares of common stock held by Cabela’s Family, LLC with respect to which Mr. R. Cabela has shared investment power and sole voting power, (b) 87,606 shares of common stock held by Cabela’s Family, LLC with respect to which Mr. R. Cabela has shared investment power, but not voting power, (c) 879,236 shares of common stock held by the M.A. Cabela 2006 Irrevocable Annuity Trust dated August 23, 2006, (d) 40,000 shares of common stock held by Mudhead Investments, LLC with respect to which Mr. R. Cabela has shared investment power and shared voting power, (e) 45,000 shares of common stock held by the Cabela Family Foundation with respect to which Mr. R. Cabela has shared investment power and shared voting power, and (f) 12,580 shares of common stock held in our 401(k) Plan.

(2)	Includes (a) 87,606 shares of common stock held by Cabela’s Family, LLC, with respect to which Mrs. Cabela has shared investment power and sole voting power, (b) 8,576,358 shares of common stock held by Cabela’s Family, LLC with respect to which Mrs. Cabela has shared investment power, but not voting power, (c) 879,236 shares of common stock held by the M.A. Cabela 2006 Irrevocable Annuity Trust dated August 23, 2006, (d) 40,000 shares of common stock held by Mudhead Investments, LLC with respect to which Mrs. Cabela has shared investment power and shared voting power, and (e) 45,000 shares of common stock held by the Cabela Family Foundation with respect to which Mrs. Cabela has shared investment power and shared voting power. Mrs. Cabela disclaims beneficial ownership of the shares of common stock held by the M.A. Cabela 2006 Irrevocable Annuity Trust dated August 23, 2006, except to the extent of her pecuniary interest therein.

(3)	Includes 10,402 shares of common stock held in our 401(k) Plan.

(4)	This is based on an Amendment to Schedule 13G filed with the SEC on February 1, 2008, by HBK Investments, L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. According to the Schedule 13G/A, HBK Investments, L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. had shared voting power and shared dispositive power with regard to 6,200,000 shares of common stock as of December 31, 2007. Also according to the Schedule 13G/A, HBK Investments L.P. has delegated discretion to vote and dispose of the securities to HBK Services LLC (“Services”). Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, HBK Virginia LLC, HBK Europe Management LLP, and/or HBK Hong Kong Ltd. (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The Subadvisors expressly declare that the filing of the statement on Schedule 13G shall not be construed as an admission that they are, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, beneficial owners of the securities. Also according to the Schedule 13G/A, Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz, and William E. Rose are each managing members (collectively, the “Members”) of HBK Management LLC. The Members expressly declare that the filing of the statement on Schedule 13G shall not be construed as an admission that they are, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, beneficial owners of the securities. The address for HBK Investments, L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(5)	This is based on a Schedule 13G filed with the SEC on January 11, 2008, by Wallace R. Weitz & Company and Wallace R. Weitz. According to the Schedule 13G, Wallace R. Weitz & Company had sole voting power with regard to 3,829,865 shares of common stock and sole dispositive power with regard to 3,912,865 shares of common stock as of December 31, 2007. Also according to the Schedule 13G, Mr. Weitz, as the President and primary owner of Wallace R. Weitz & Company, may be deemed to be an indirect beneficial owner of the securities reported on the statement. Also according to the Schedule

13G, Mr. Weitz does not directly or indirectly own any of the securities reported on the statement for his own account. The address for Wallace R. Weitz & Company and Wallace R. Weitz is 1125 South 103rd Street, Suite 600, Omaha, Nebraska 68124.

(6)	Includes (a) 3,032,016 shares of common stock held by MGL Holdings, LLC, or Holdings, and (b) 557,455 shares of Common Stock held by Fulcrum Micro-Cap, L.L.C., or Micro-Cap. Michael R. McCarthy, one of our directors, is the Chairman of McCarthy Group, LLC, or MGL. Holdings is a wholly-owned subsidiary of MGL. McCarthy Capital Corporation is an indirectly wholly-owned subsidiary of MGL and also the manager of Holdings and Micro-Cap. The address for McCarthy Group, LLC is First National Tower, 1601 Dodge Street, Suite 3800, Omaha, Nebraska 68102.

(7)	Includes (a) 85,792 shares of common stock held by a Grantor Retained Annuity Trust, (b) 14,595 shares of common stock held in our 401(k) Plan, and (c) 280,173 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008. Mr. Highby disclaims beneficial ownership of the shares of common stock held by the Grantor Retained Annuity Trust except to the extent of his pecuniary interest therein.

(8)	Includes (a) 22,020 shares of common stock held by a Grantor Retained Annuity Trust, (b) 12,351 shares of common stock held in our 401(k) Plan, and (c) 86,707 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008. Mr. Snyder disclaims beneficial ownership of the shares of common stock held by the Grantor Retained Annuity Trust except to the extent of his pecuniary interest therein.

(9)	Includes (a) 35,699 shares of common stock held by a Grantor Retained Annuity Trust, (b) 13,308 shares of common stock held in our 401(k) Plan, and (c) 130,747 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008. Mr. Callahan disclaims beneficial ownership of the shares of common stock held by the Grantor Retained Annuity Trust except to the extent of his pecuniary interest therein.

(10)	Includes (a) 314 shares of common stock held in our 401(k) Plan and (b) 138,087 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008.

(11)	Includes (a) 119 shares of common stock held in our 401(k) Plan and (b) 173,319 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008.

(12)	Includes 6,000 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008. The address for Mr. Armstrong is 7730 Carondelet, Suite 103, St. Louis, Missouri 63105.

(13)	The address for Mr. Edmondson is 12112 Rancho Vistoso Boulevard, Suite A-150, Oro Valley, Arizona 85755.

(14)	Includes 8,000 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008. The address for Mr. Gottschalk is 1314 Douglas Street, Suite 1500, Omaha, Nebraska 68102.

(15)	Includes 8,000 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008, and 20,000 shares pledged as security. The address for Mr. Mark is c/o Colgate- Palmolive Company, 300 Park Avenue, New York, New York 10022.

(16)	Includes 9,340 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008. The address for Mr. Matzke is 907 Jackson Street, P.O. Box 316, Sidney, Nebraska 69162.

(17)	Mr. McCarthy’s beneficial ownership includes (a) 13,340 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008, (b) 3,032,016 shares of common stock held by MGL Holdings, LLC, or Holdings, and (c) 557,455 shares of Common Stock held by Fulcrum Micro-Cap, L.L.C., or Micro-Cap. Holdings is a wholly-owned subsidiary of McCarthy Group, LLC, or MGL. McCarthy Capital Corporation is an indirectly wholly-owned subsidiary of MGL and also the manager of Holdings and Micro-Cap. Mr. McCarthy is the Chairman of MGL. Although Mr. McCarthy may be deemed the beneficial owner of the shares held by Holdings and Micro-Cap, he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Mr. McCarthy is c/o McCarthy Group, LLC, First National Tower, 1601 Dodge Street, Suite 3800, Omaha, Nebraska 68102.

(18)	Includes 4,000 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008. The address of Mr. Murray is c/o CCMP Capital Advisors, LLC, 245 Park Avenue, New York, New York 10167.

(19)	Includes (a) 895,473 shares of common stock issuable upon exercise of stock options within 60 days of March 17, 2008, (b) 8,576,358 shares of common stock with respect to which our directors and officers have shared investment power and sole voting power, (c) 87,606 shares of common stock with respect to which our directors and officers have shared investment power, but not voting power, and (d) 85,000 shares of common stock with respect to which our directors and officers have shared investment power and shared voting power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership of our securities and changes in reported ownership. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 29, 2007, our officers, directors, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

TRANSACTIONS WITH RELATED PERSONS

     The Audit Committee has adopted a policy and procedures for review, approval, and monitoring of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning more than five percent of any class of the Company’s voting securities, and any immediate family member of any of the foregoing). The policy covers any transaction, arrangement, or relationship in which the Company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect interest.

     Related person transactions must be approved or ratified by the Audit Committee. The Audit Committee will approve or ratify only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. In considering the transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Committee, including (if applicable), but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee will participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

     The Audit Committee will annually review any previously approved or ratified related person transactions that remain ongoing. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee will determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transactions.

PROPOSAL TWO –
APPROVAL OF PERFORMANCE BONUS PLAN

     The Company is proposing for shareholder approval the Cabela’s Incorporated Performance Bonus Plan (the “Performance Bonus Plan”). The Company is seeking shareholder approval of the Performance Bonus Plan at the Annual Meeting in order to meet requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and preserve the tax deductibility of certain performance-based awards that are intended by the Company to be deductible. Section 162(m) generally provides that we may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated executive officers (except for the Chief Financial Officer) in any one year. However, Section 162(m) does not preclude us from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The Performance Bonus Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) and related regulations. Section 162(m) requires that certain material terms of the Performance Bonus Plan be approved by our shareholders. Shareholder approval of the Performance Bonus Plan will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) may be based under the Performance Bonus Plan; (ii) the annual per-participant limit of $5 million for any bonus award; and (iii) the classes of employees eligible to receive awards under the Performance Bonus Plan.

Description of the Performance Bonus Plan

     The description of the Performance Bonus Plan set forth below is a summary, does not purport to be complete, and is qualified in its entirety by the provisions of the Performance Bonus Plan itself. The complete text of the Performance Bonus Plan is attached as Appendix C to this Proxy Statement. Our Board has approved the Performance Bonus Plan, effective February 12, 2008.

     Purpose. The purpose of the Performance Bonus Plan is to establish a program of incentive compensation for designated officers and/or key executive employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Performance Bonus Plan provides performance incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.

     Administration. The Performance Bonus Plan will be administered by either (i) the Compensation Committee of the Board or (ii) a committee selected by the Board to administer the Performance Bonus Plan and composed of not less than two directors, each of whom is an “outside director,” within the meaning of Section 162(m).

     The Compensation Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each participant (which may be expressed in terms of dollar amount, percentage of salary, or any other measurement), establish goals for each participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each participant’s level of attainment of such goals, and calculate the bonus award for each participant based upon such level of attainment. Except as otherwise expressly provided in the Performance Bonus Plan, the Compensation Committee has the full power and authority to construe, interpret, and administer the Performance Bonus Plan, including the power to amend or terminate the Performance Bonus Plan as further described below. The Compensation Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it determines to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Performance Bonus Plan. The Compensation Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

     Eligibility. Participants in the Performance Bonus Plan will be selected by the Compensation Committee for each performance period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee will be a participant unless he or she is selected by the Compensation Committee, in its sole discretion. No employee will at any time have the right to be selected as a participant nor, having been selected as a participant for one performance period, to be selected as a participant in any other performance period.

     Bonus Awards and Performance Goals. The Compensation Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each performance period a maximum award (and, if the Compensation Committee deems appropriate, a floor, threshold, and/or target award) and goals relating to Company, subsidiary, divisional, departmental, and/or functional performance for each participant and communicate such award levels and goals to each participant prior to or during the performance period for which such award may be made. For purposes of the Performance Bonus Plan, the performance period is the fiscal year of the Company during which performance is measured to determine the level of attainment of a bonus award. Bonus awards will be earned by each participant based upon the level of attainment of his or her goals during the applicable performance period; provided that the Compensation Committee may reduce the amount of any bonus award in its sole and absolute discretion. As soon as practicable after the end of the applicable performance period, the Compensation Committee will determine the level of attainment of the goals for each participant and the bonus award to be made to each participant.

     162(m) Performance Criteria. The performance goals applicable for bonus awards intended to qualify as performance-based compensation under Section 162(m) (“162(m) Bonus Awards”) will be based on objective performance criteria established by the Compensation Committee (“162(m) Performance Criteria”) and measured in terms of one or more of the following objectives: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings (before or after taxes); (iii) net income (before or after taxes); (iv) operating income before or after depreciation and amortization (and including or excluding capital expenditures); (v) operating income (before or after taxes); (vi) operating profit (before or after taxes); (vii) book value; (viii) earnings per share (before or after taxes); (ix) market share; (x) return measures (including, but not limited to, return on capital, invested capital, assets, equity); (xi) margins; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) comparable or same store sales; (xiv) sales or product volume growth; (xv) productivity improvement or operating efficiency; (xvi) costs or expenses; (xvii) shareholders’ equity; (xviii) revenues or sales; (xix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (xx) revenue-generating unit-based metrics; (xxi) expense targets; (xxii) individual performance objectives; (xxiii) working capital targets; (xxiv) measures of economic value added; (xxv) inventory control; or (xxvi) enterprise value.

     The foregoing 162(m) Performance Criteria may relate to the Company, one or more of its affiliates, or one or more of its or their divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine. In addition, to the degree consistent with Section 162(m) (or any successor section thereto), the 162(m) Performance Criteria may be calculated without regard to extraordinary items.

     Each grant of a 162(m) Bonus Award will specify the 162(m) Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified 162(m) Performance Criteria.

     If the Compensation Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the 162(m) Performance Criteria to be unsuitable, the Compensation Committee may modify such 162(m) Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable; provided, however, that no such modification will be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m). In addition, at the time performance goals are established as to a 162(m) Bonus Award, the Compensation Committee is authorized to determine the manner in which the related 162(m) Performance Criteria will be calculated or measured to take into account certain factors over which the participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements, and changes in accounting principles.

     162(m) Bonus Awards. Unless determined otherwise by the Compensation Committee, each bonus award awarded under the Performance Bonus Plan will be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Performance Bonus Plan to the contrary:

  No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved the Performance Bonus Plan in a manner which complies with the shareholder approval requirements of Section 162(m).

  A 162(m) Bonus Award may be made only by a committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m)).

  The performance goals to which a 162(m) Bonus Award is subject must be based solely on 162(m) Performance Criteria. Such performance goals, and the maximum, target, and/or threshold (as applicable) bonus amount payable upon attainment thereof, must be established by the Compensation Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m).

  No 162(m) Bonus Award may be paid until the Compensation Committee has certified the level of attainment of the applicable performance criteria.

  The maximum amount of a 162(m) Bonus Award is $5 million to a single participant.

     Payment of Bonus Awards. Bonus awards earned during any performance period will be paid as soon as practicable following the end of such performance period and the determination of the amount thereof will be made by the Compensation Committee. Payment of bonus awards will be made in the form of cash. Bonus award amounts earned but not yet paid will not accrue interest.

     Termination of Employment. A participant will be eligible to receive payment of his or her bonus award earned during a performance period, so long as the participant is employed on the last day of such performance period, notwithstanding any subsequent termination of employment prior to the actual payment of the bonus award.

     Transferability. A participant may not assign, sell, encumber, transfer, or otherwise dispose of any rights or interests under the Performance Bonus Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence will be null and void.

     Reorganization or Discontinuance. The obligations of the Company under the Performance Bonus Plan will be binding upon any successor corporation or organization resulting from merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of participants’ rights under the Performance Bonus Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization, or transfer of assets. If the business conducted by the Company will be discontinued, any previously earned and unpaid bonus awards under the Performance Bonus Plan will become immediately payable to the participants then entitled thereto.

     Section 409A. To the extent applicable, notwithstanding anything in the Performance Bonus Plan to the contrary, the Performance Bonus Plan and all bonus awards (including 162(m) Bonus Awards) will be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of the Performance Bonus Plan. Notwithstanding any provision of the Performance Bonus Plan to the contrary, in the event that the Compensation Committee determines that any amounts payable under the Performance Bonus Plan will be taxable to a participant under Section 409A and related Department of Treasury guidance, prior to payment to such participant of such amount, the Company may (i) adopt such amendments to the Performance Bonus Plan and bonus awards (including 162(m) Bonus Awards) and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Compensation Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Performance Bonus Plan and the bonus awards (including 162(m) Bonus Awards) and/or (b) take such other actions as the Compensation Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

     Termination or Amendment of Performance Bonus Plan. The Compensation Committee may amend, suspend, or terminate the Performance Bonus Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m).

Awards Under the Performance Bonus Plan

     No payments have yet been made in respect of awards granted under the Performance Bonus Plan. The amount of the actual bonus payments that may be made under the Performance Bonus Plan will be determined by the Compensation Committee in its discretion. It is, therefore, not possible to predict the actual amounts that will be paid to particular individuals in the future under the Performance Bonus Plan.

Conclusion

     The Company believes that its best interests will be served by the approval of the Performance Bonus Plan. The Performance Bonus Plan will enable the Company to be in a position to continue to grant performance cash incentive awards while preserving, where appropriate, the tax deductibility of these awards.

Vote Required for Approval

     The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the Annual Meeting is required to approve the Performance Bonus Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PROPOSAL THREE –
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm for fiscal 2008, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Deloitte for ratification by shareholders as a matter of good corporate practice.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

     Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions. If the shareholders should fail to ratify the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal 2008, the Audit Committee will designate the Company’s independent registered public accounting firm for fiscal 2008.

     The following table shows the aggregate fees billed to us for professional services by Deloitte for fiscal years 2007 and 2006:

	Fiscal 2007	Fiscal 2006
Audit Fees	$1,022,099	$1,029,458
Audit-Related Fees	83,901	65,708
Tax Fees	3,900	5,580
All Other Fees	—	—
Total Fees	$1,109,900	$1,100,746

     A description of the types of services provided in each category is as follows:

     Audit Fees — For fiscal 2007 and 2006, includes fees for professional services and expenses relating to the audit of our annual financial statements, review of our quarterly financial information, and the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit-Related Fees — For fiscal 2007 and 2006, includes fees for professional services and expenses relating to work for our wholly-owned bank subsidiary, World’s Foremost Bank, as it relates to the bank’s securitization transactions. Fiscal 2007 also includes fees for professional services and expenses related to the filing of a Registration Statement of Form S-8.

     Tax Fees — For fiscal 2007 and 2006, consists of work for tax compliance and consulting related to the Company’s operations in Hong Kong.

     None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. The Audit Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

     The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also may pre-approve detailed types of audit-related and permitted tax and other services, subject to certain dollar limits, to be performed during the next twelve months. All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis, subject to those exceptions that may be permitted by applicable law. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting.

PROPOSALS OF SHAREHOLDERS FOR 2009 ANNUAL MEETING

     If you would like to present a proposal for possible inclusion in our 2009 Proxy Statement pursuant to the SEC’s rules, send the proposal to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. Proposals must be received by December 1, 2008.

     Shareholders who want to bring business before the annual meeting of shareholders in 2009 other than through a shareholder proposal pursuant to the SEC’s rules must notify our Secretary in writing and provide the information required by the provision of our Amended and Restated Bylaws dealing with shareholder proposals. The notice must be received at our principal executive offices not less than 120 days prior to the date of the annual meeting of shareholders in 2008. The requirements for such notice are set forth in our Amended and Restated Bylaws. You may request a copy of our Amended and Restated Bylaws by writing to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

     The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, shareholder proposals (including proposals omitted from the Proxy Statement and proxy card pursuant to the proxy rules of the SEC) and matters relating to the conduct of the Annual Meeting may be considered at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     Our Annual Report on Form 10-K, as filed by us with the SEC (excluding exhibits), is a portion of the Annual Report that is being furnished to our shareholders as set forth in the Notice of Internet Availability. Our Annual Report will be mailed to those shareholders who request to receive written proxy materials. However, such Annual Report, including the Annual Report on Form 10-K, is not to be considered part of this proxy solicitation material. A copy of exhibits to our Annual Report on Form 10-K will be provided upon request to our Secretary, Cabela’s, One Cabela Drive, Sidney, Nebraska 69160 upon the payment of a reasonable fee to furnish such exhibits.

DATED: Sidney, Nebraska, March 31, 2008.

APPENDIX A

CABELA’S INCORPORATED
INDEPENDENCE GUIDELINES AND CATEGORICAL STANDARDS

     The Board intends that, except during periods of temporary vacancies, a majority of the directors will be independent directors, as independence is determined by the Board, based on the guidelines set forth below. Directors who do not satisfy these independence guidelines also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.

     The Board has established the following guidelines to assist it in determining director independence, which conform to or exceed the independence requirements in the New York Stock Exchange listing requirements. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

     For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. In addition:

i.	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

ii.	A director who receives any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or whose immediate family member receives more than $100,000 per year in direct compensation, is not independent until three years after such compensation has been received.

iii.	A director who is affiliated with or employed by, or whose immediate family member is employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

iv.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

v.	A director who is employed by, or whose immediate family member is an executive officer of, a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

vi.	A director who has a direct or indirect material interest (as determined by the Board), or whose immediate family member has a direct or indirect material interest (as determined by the Board), in any transaction since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 is not independent until one year after completion of the transaction.

     The Board has determined that the following relationships are categorically immaterial and shall not disqualify a director or nominee from being considered independent.

A-1

i.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a company that makes or has made payments to, or receives or has received payments (other than contributions, if the entity is a tax–exempt organization) from, the Company for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded the greater of $1 million or 1% of such other company’s consolidated gross revenues for such year.

ii.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a bank, savings and loan association, insurance company, or other institutional lender that makes or has made loans to the Company (which shall include the purchase of notes or other debt instruments), and the amount of such loans has not within any of such lender’s three most recently completed fiscal years exceeded 1% of such lender’s, or 10% of the Company’s, consolidated gross assets.

iii.	A director, or an immediate family member of a director, is affiliated with, or is a partner, employee, officer, director, or less than 25% owner of, a paid advisor, paid consultant, or paid provider of professional services to any member of the Company’s senior management or Board, or any immediate family member of a member of the Company’s senior management or Board, and the amount of such payments has not within any of such firm’s three most recently completed fiscal years exceeded the greater of $250,000 or 1% of such other firm’s consolidated gross revenues for such year.

iv.	A director, or an immediate family member of a director, is a trustee, fiduciary, director, or officer of a tax-exempt organization to which the Company contributes, and the contributions to such organization by the Company have not within any of such organization’s three most recently completed fiscal years exceeded the greater of $250,000 or 1% of such organization’s consolidated gross revenues for such year.

A-2

APPENDIX B

CABELA’S INCORPORATED
QUALIFICATIONS AND SPECIFIC QUALITIES AND SKILLS REQUIRED FOR DIRECTORS

Board Membership Criteria

     The Nominating and Corporate Governance Committee works with the Board on a regular basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and appropriate experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a growing publicly traded company in today’s business environment, understanding of the Company’s business, educational and professional background, and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Personal Characteristics and Core Competencies of Directors

     Individual directors should possess all of the following personal characteristics:

  Integrity and Accountability - Character is the primary consideration in evaluating any Board member. Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their boardroom decisions.

  Informed Judgment - Board members should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and wisdom and apply it in decision making.

  Financial Literacy - One of the important roles of the Board is to monitor the Company’s financial performance. Board members should be financially literate. Directors should know how to read a balance sheet, income statement and cash flow statement, and understand the use of financial ratios and other indices for evaluating Company performance.

  Mature Confidence - The Board functions best when directors value Board and team performance over individual performance. Openness to other opinions and the willingness to listen should rank as highly as the ability to communicate persuasively. Board members should approach others assertively, responsibly and supportively and raise tough questions in a manner that encourages open discussion.

  High Performance Standards - In today’s highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Board members should have a history of achievements that reflect high standards for themselves and others.

  Passion - Directors should be passionate about the performance of the Company, both in absolute terms and relative to its peers. That passion should manifest itself in engaged debate about the future of the Company and a camaraderie among the Board that both challenges and inspires the Company’s employees.

B-1

  Creativity - Success in the retail business will ultimately go to the participants who adapt quickly to changing environments and implement creative solutions to the significant challenges faced by industry participants. Board members should possess the creative talents needed to augment those of management.

Core Competencies of the Board as a Whole

     To adequately fulfill the Board’s complex roles, from overseeing the audit and monitoring managerial performance to responding to crises and approving the Company’s strategic plan, a host of core competencies need to be represented on the Board. The Board as a whole should possess the following core competencies, with each member contributing knowledge, experience and skills in one or more domains.

  Accounting and Finance - Among the most important missions of the Board is ensuring that stockholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The Board should have one or more directors with specific expertise in financial accounting and corporate finance, especially with respect to trends in debt and equity markets.

  Business Judgment - Stockholders rely on directors to make sensible choices on their behalf. Directors should have a record of making good business decisions in the corporate sector.

  Management - To monitor corporate management, the Board needs to understand management trends in general and industry trends in particular. The Board should have one or more directors who understand and stay current on general management “best practices” and their application in complex, rapidly evolving business environments.

  Crisis Response - Organizations inevitably experience both short and long-term crises. The ability to deal with crises can minimize ramifications and limit negative impact on Company performance. Boards should have one or more directors who have the ability and time to perform during periods of both short-term and prolonged crises.

  Industry Knowledge - Companies continually face new opportunities and threats that are unique to their industries. The Board should have one or more members with appropriate and relevant industry-specific knowledge.

  Leadership - Ultimately, a company’s performance will be determined by the directors’ and CEO’s ability to attract, motivate and energize a high-performance leadership team. The Board should have one or more directors who understand and possess empowerment skills and have a history of motivating high-performing talent.

  Strategy and Vision - A key Board role is to approve and monitor Company strategy to ensure the Company’s continued high performance. The Board should have one or more directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions and continuously challenging the organization to sharpen its vision.

B-2

APPENDIX C

CABELA’S INCORPORATED
PERFORMANCE BONUS PLAN

ARTICLE 1
PURPOSE

     The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of individual performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Section 162(m) of the Code.

ARTICLE 2
DEFINITIONS

     “Board” means the Board of Directors of the Company.

     “Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles 4 and 5.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means either (i) the Compensation Committee of Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

     “Company” means Cabela’s Incorporated together with each of its subsidiaries (as such term is defined in Section 424(f) of the Code).

     “Individual Performance Objective” means any individual Company business-related objective that is objectively determinable within the meaning of Code Section 162(m) and the Treasury Regulations promulgated thereunder. Individual Performance Objectives shall include, but not be limited to, improvement in customer satisfaction, opening of additional retail stores, and similar objectively determinable performance objectives related to the Participant’s job responsibilities with the Company.

     “162(m) Bonus Award” means a Bonus Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article 7.

     “Participant” means any officer or key executive designated by the Committee to participate in the Plan.

     “Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives:

(i)	earnings before or after taxes, interest, depreciation and/or amortization;

(ii)	net earnings (before or after taxes);

(iii)	net income (before or after taxes);

(iv)	operating income before or after depreciation and amortization (and including or excluding capital expenditures);

(v)	operating income (before or after taxes);

(vi)	operating profit (before or after taxes);

(vii)	book value;

(viii)	earnings per share (before or after taxes);

(ix)	market share;

(x)	return measures (including, but not limited to, return on capital, invested capital, assets, equity);

(xi)	margins;

(xii)	share price (including, but not limited to, growth measures and total stockholder return);

(xiii)	comparable or same store sales;

(xiv)	sales or product volume growth;

(xv)	productivity improvement or operating efficiency;

(xvi)	costs or expenses;

(xvii)	stockholders’ equity;

(xviii)	revenues or sales;

(xix)	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

(xx)	revenue-generating unit-based metrics;

(xxi)	expense targets;

(xxii)	Individual Performance Objectives;

(xxiii)	working capital targets;

(xxiv)	measures of economic value added;

(xxv)	inventory control; or

(xxvi)	enterprise value.

     The foregoing criteria may relate to the Company, one or more of its or its divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee shall appropriately adjust any evaluation of performance under a Performance Criteria to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

     Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria.

     “Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be the fiscal year of the Company.

     “Plan” means the Performance Bonus Plan.

ARTICLE 3
ELIGIBILITY

     Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

ARTICLE 4
ADMINISTRATION

     The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

     Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article 13. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

ARTICLE 5
BONUS AWARDS

     The Committee, based upon information to be supplied by management of the Company, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a floor, threshold and/or target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

ARTICLE 6
PAYMENT OF BONUS AWARDS

     Subject to Article 15 below, Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee, but in no event later than 90 days after the end of the applicable Performance Period. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

ARTICLE 7
162(M) BONUS AWARDS

     Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

     7.1 No 162(m) Bonus Award may be paid unless and until the stockholders of the Company have approved the Plan in a manner which complies with the stockholder approval requirements of Section 162(m) of the Code.

     7.2 A 162(m) Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

     7.3 The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target, threshold and/or floor (as applicable) Bonus Award payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

     7.4 No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

     7.5 The maximum amount of a 162(m) Bonus Award is $5 million to a single Participant.

ARTICLE 8
REORGANIZATION OR DISCONTINUANCE

     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

ARTICLE 9
NON-ALIENATION OF BENEFITS

     A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

ARTICLE 10
NO CLAIM OR RIGHT TO PLAN PARTICIPATION

     No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

ARTICLE 11
TAXES

     The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

ARTICLE 12
NO LIABILITY OF COMMITTEE MEMBERS; INDEMNIFICATION

     No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith.

     Each person who is or has been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 13
TERMINATION OR AMENDMENT OF THE PLAN

     The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company’s stockholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

ARTICLE 14
UNFUNDED PLAN

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

     The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE 15
DEFERRALS

     The Committee may defer payment of 162(m) Bonus Awards, or any portion thereof, as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m) of the Code. In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

ARTICLE 16
SECTION 409A OF THE CODE

     To the extent applicable, notwithstanding anything herein to the contrary, the Plan and Bonus Awards issued hereunder (including 162(m) Bonus Awards) shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance, prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Bonus Awards (including 162(m) Bonus Awards) and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Bonus Awards (including 162(m) Bonus Awards) hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code.

ARTICLE 17
GOVERNING LAW

     The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

ARTICLE 18
EFFECTIVE DATE

     The effective date of the Plan is February 12, 2008.

COMPANY #

CABELA’S INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 13, 2008
10:00 a.m. Mountain Time
Holiday Inn
664 Chase Boulevard
Sidney, Nebraska 69162

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on Tuesday, May 13, 2008.

Notice is hereby given that the Annual Meeting of Shareholders of Cabela’s Incorporated will be held at the Holiday Inn, 664 Chase Boulevard, Sidney, Nebraska 69162 on Tuesday, May 13, 2008 at 10:00 a.m. Mountain Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.ematerials.com/cab

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 1, 2008 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3:

1.	Election of Directors
	01 Theodore M. Armstrong	04 John H. Edmondson	07 Reuben Mark
	02 Richard N. Cabela	05 John Gottschalk	08 Michael R. McCarthy
	03 James W. Cabela	06 Dennis Highby	09 Stephen P. Murray

2.	Approval of the Company’s Performance Bonus Plan.

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2008.

4.	Such other business as may properly come before the meeting or any adjournment thereof.

You may immediately vote your proxy on the Internet at: www.eproxy.com/cab

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 12, 2008.
Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/cab. Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “CAB Materials Request” in the subject line. The email must include:

  The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

  Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

  If you choose email delivery you must include the email address.

  If you would like this election to apply to delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the email.

CABELA’S INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 13, 2008
10:00 a.m. Mountain Time

Holiday Inn
664 Chase Boulevard
Sidney, Nebraska 69162

Cabela’s Incorporated One Cabela Drive Sidney, Nebraska 69160	proxy

This proxy is solicited by the Board of Directors of Cabela’s Incorporated (the “Company”) for use only at the Annual Meeting of Shareholders to be held on May 13, 2008, and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Dennis Highby and Ralph W. Castner, and each of them acting in the absence of the other, as proxies, with full power of substitution, to vote your shares of the Company’s common stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting of Shareholders to be held at the Holiday Inn, 664 Chase Boulevard, Sidney, Nebraska 69162, on Tuesday, May 13, 2008, at 10:00 a.m. Mountain Time, and any adjournment thereof, in accordance with the instructions on the reverse hereof.

If you participate in the Company’s 401(k) Savings Plan (“401(k) Plan”) and had contributions invested in the Company’s common stock on March 17, 2008, this proxy will serve as voting instructions for the trustee of the 401(k) Plan. If no instructions are given, or if this proxy is not received by our transfer agent by May 8, 2008, your shares held in the 401(k) Plan will not be voted and will not be counted as present at the meeting.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 12, 2008.
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple voice instructions to vote your proxy.

VOTE BY INTERNET — www.eproxy.com/cab — QUICK ««« EASY ««« IMMEDIATE

  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 12, 2008.
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cabela’s Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.
1. Election of directors:	01	Theodore M. Armstrong	06	Dennis Highby	☐	Vote FOR	☐	Vote WITHHELD
	02	Richard N. Cabela	07	Reuben Mark		all nominees		from all nominees
	03	James W. Cabela	08	Michael R. McCarthy		(except as marked)
	04	John H. Edmondson	09	Stephen P. Murray
	05	John Gottschalk

(Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee in the box provided to the right.)

2.	Approval of the Company’s Performance Bonus Plan:	☐	For	☐	Against	☐	Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2008:	☐	For	☐	Against	☐	Abstain

4.	In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on this proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this proxy.